UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Watson Pharmaceuticals, Inc.

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2008 ANNUAL MEETING OF STOCKHOLDERS May 9, 2008
PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
BENEFICIAL OWNERSHIP OF STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AUDIT FEES
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDERS’ PROPOSALS FOR THE 2009 ANNUAL MEETING
OTHER BUSINESS

April 4, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Watson Pharmaceuticals, Inc. The meeting will be held at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California on May 9, 2008 at 9:00 a.m. local time.

The Secretary’s Notice of Meeting and the proxy statement, which follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the company.

We appreciate your continued interest and support as a Watson Pharmaceuticals, Inc. stockholder. We hope that you will be able to attend the meeting in person and we look forward to seeing you. For your convenience, we are also offering a webcast of the meeting. The webcast will be available by accessing www.watson.com shortly before the meeting time. You may also listen to a replay of the webcast on our website beginning May 10, 2008.

Whether or not you plan to attend the annual meeting, please vote your shares: (i) by calling the toll-free telephone number on your proxy card, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible.

Sincerely,

Paul M. Bisaro
President and Chief Executive Officer

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880

2008 ANNUAL MEETING OF STOCKHOLDERS
May 9, 2008

Notice of Annual Meeting of Stockholders:

You are hereby notified that the 2008 Annual Meeting of Stockholders (the “Meeting”) of Watson Pharmaceuticals, Inc. (the “Company”) will be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time, on May 9, 2008, for the following purposes:

1. To elect four (4) directors to hold office until the 2011 Annual Meeting or until their respective successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on March 21, 2008 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Your attention is directed to the attached proxy statement for more complete information regarding the matters to be acted upon at the Meeting.

Whether or not you plan to attend the annual meeting, please vote your shares: (i) by calling the toll-free telephone number on your proxy card, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible.

By Order of the Board of Directors

David A. Buchen,
Secretary

Corona, California
April 4, 2008

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880

2008 ANNUAL MEETING OF STOCKHOLDERS
May 9, 2008

PROXY STATEMENT

GENERAL

This proxy statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. (“Watson,” “we,” “us” and “our”) in connection with the solicitation of proxies by our Board of Directors for use at the 2008 Annual Meeting of Stockholders (the “Meeting”) to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time on May 9, 2008 for the purposes set forth in the accompanying Notice of Annual Stockholders’ Meeting. This proxy statement, the enclosed form of proxy, and our 2007 Annual Report to Stockholders are being mailed to stockholders on or about April 7, 2008.

Stockholders of record at the close of business on March 21, 2008 (the “record date”) are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 104,396,571 shares of our common stock, par value $.0033 per share. In deciding all questions, each holder of common stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2008.

This proxy statement and our 2007 annual report to stockholders and the means to vote by Internet are available on our website at www.watson.com/proxy and at www.proxyvote.com. Our website contains the following documents: the notice of the annual meeting, this proxy statement and proxy card sample, the 2007 annual report to stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Voting by Proxy or in Person

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to us, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. You may also vote by attending the annual meeting and voting in person.

If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee that accompany this proxy statement. If you hold your shares in street name, you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the annual meeting.

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the annual meeting in person. You should vote your proxy even if you plan to attend the annual meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

Voting by Internet or Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communications Solutions, Inc. (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 8, 2008. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

Revocation of Proxy

A stockholder of record may revoke his or her proxy in one of four ways at any time before the proxy is voted at the Meeting.

1. The stockholder may send a notice in writing, with a date later than the date of the proxy, to our Secretary revoking the proxy.

2. The stockholder may attend the Meeting and vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

3. The stockholder may execute a proxy, relating to the same shares, with a later date and deliver it to our Secretary before the voting at the Meeting.

4. The stockholder may submit another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed).

Any such notices and new proxies should be sent to Watson Pharmaceuticals, Inc., Corporate Secretary, 311 Bonnie Circle, Corona, California 92880.

Persons who hold their shares through a bank, brokerage firm or other nominee, may revoke their proxy by following the requirements of their bank or broker, or may vote in person at the Meeting by obtaining a legal proxy from their bank or broker.

Solicitation of Proxies

All expenses incurred in the solicitation of proxies will be borne by us. In addition to the use of the mail, proxies may be solicited on our behalf by our directors, officers and employees, who will receive no additional consideration for such services. Brokers, custodians, nominees and other stockholders of record will forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, we, upon the request of the stockholders of record, will reimburse brokers, custodians and nominees for their reasonable expenses.

Quorum and Voting

At the close of business on March 21, 2008, 104,396,571 shares of our common stock were outstanding and entitled to vote. Votes cast by proxy (including through the Internet or by telephone) or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of our common stock outstanding and entitled to vote at a meeting of stockholders is necessary in order to constitute a quorum for the conduct of business at the Meeting.

Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters which the New York Stock Exchange (the “NYSE”) determines to be “non-routine,” without specific instructions from the beneficial owner. If a proxy is received but marked abstention or if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not been instructed on how to vote (i.e. “broker non-votes”), those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. The election of directors and ratification of accountants are generally considered to be routine proposals.

A properly executed proxy that is received before the polls are closed at the Meeting and that is not revoked will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted:

•	FOR the election of all four nominees named under the caption “Election of Directors” as set forth therein as our directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. However, if other proper matters are presented at the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The enclosed proxy gives each of Paul M. Bisaro and David A. Buchen discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

“Householding”

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and prefer to receive separate copies of our proxy materials, please mail your request to Watson Pharmaceuticals, Inc., Investor Relations, 311 Bonnie Circle, Corona, California 92880.

Information on our website, other than our proxy statement and form of Proxy, is not part of the proxy soliciting material and is not incorporated into this proxy statement by reference.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact our investor relations department at 1-951-493-5563 or info@watson.com or write to: Investor Relations, at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 92880.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Under our bylaws the Board of Directors must consist of between seven and fifteen directors, with the exact number determined by the Board of Directors. The Board of Directors has set the current number of authorized directors at ten. Our articles of incorporation provide that the Board of Directors will be divided into three classes. One class is elected each year for a three-year term, expiring at our annual meeting of stockholders. At the Meeting, four directors, who will comprise the Class I directors, are to be elected to serve until the 2011 annual meeting or until their successors are duly elected and qualified.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated (1) Michael J. Fedida, Albert F. Hummel and Catherine M. Klema, each of whom was elected by the stockholders to their present term, for re-election as Class I directors and (2) Paul M. Bisaro, who was appointed to the Board of Directors on September 4, 2007 in connection with his appointment as our President and Chief Executive Officer, for election as a Class I director. Our Class II directors, Ronald R. Taylor, Andrew L. Turner and Jack Michelson, are scheduled to serve as directors until the 2009 Annual Meeting. Our Class III directors, Allen Chao, Ph.D., Michel J. Feldman and Fred G. Weiss, are scheduled to serve as directors until the 2010 Annual Meeting. There are no vacant positions on the Board of Directors.

Information about the nominees for director and our directors, whose term of office will continue after the Meeting, is set forth in the following paragraphs and is based on information provided to us as of March 24, 2008.

Class I Director Nominees for Election at the Meeting:

Paul M. Bisaro	Director since 2007

Paul M. Bisaro, age 47, was appointed as our President and Chief Executive Officer and to our Board of Directors effective September 4, 2007. Prior to joining us, Mr. Bisaro was President and Chief Operating Officer of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (“Barr”), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr and from 1997 to 1999 served in various additional capacities including Senior Vice President — Strategic Business Development of Barr. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro received his undergraduate degree in General Studies from the University of Michigan in 1983 and a Juris Doctor from Catholic University of America in Washington, D.C. in 1989.

Michael J. Fedida	Director since 1995

Michael J. Fedida, age 61, a registered pharmacist, has served for the past twenty-six years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J Saint Michael’s Pharmacy from 2005 to present; J&J Pharmacy and Classic Pharmacy from 1987 to present; Perfect Pharmacy from 1980 to 2000; and Phoster Pharmacy from 1985 to 2000. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. (“Circa”), from 1988 to 1995, at which time Circa was acquired by us. Mr. Fedida was a Director of Bradley Pharmaceuticals, Inc., a specialty pharmaceutical company, from April 2004 to February 21, 2008.

Albert F. Hummel	Director since 1986

Albert F. Hummel, age 63, has been our director since March 1986, except for a period from July 1991 to October 1991. Mr. Hummel has been President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 1998. Since November 2005, Mr. Hummel has been a director for Obagi Medical Products, Inc., a specialty pharmaceutical company focused on the aesthetic and therapeutic skin health markets. Additionally, Mr. Hummel served as a partner in Affordable Residential Communities, a property management firm, from January 1994 through March 2006.

Catherine M. Klema	Director since 2004

Catherine M. Klema, age 49, has been our director since March 2004. Ms. Klema is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as

Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. While at SG Cowen, Ms. Klema had advised us on investment banking matters. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema has been a director of Pharmaceutical Product Development, Inc., a global contract research organization, since 2000.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Required Vote for Election of Directors

Directors will be elected by a favorable vote of a plurality of the shares of our common stock present and entitled to vote, in person or by proxy, at the Meeting. Thus, the three nominees receiving the largest number of votes will be elected. Accordingly, abstentions will not affect the outcome of the election of directors. In addition, the election of directors is a matter on which a broker or other nominee generally has discretionary voting authority, and thus broker non-votes are not expected to result from this proposal.

The Board of Directors unanimously recommends a vote FOR the election of all four nominees.

Class II Directors whose Terms Expire at the 2009 Meeting:

Jack Michelson	Director since 2002

Jack Michelson, age 73, has been our director since February 2002 and was our consultant from February 2001 to June 2003. Mr. Michelson served as an officer of G.D. Searle & Co., a pharmaceutical company, for twenty-four years, of which Mr. Michelson was Corporate Vice President and President, Technical Operations from 1993 to 2001; Senior Vice President of Technical Operations from 1981 to 1993; and Vice President of Production and Engineering from 1977 to 1981.

Ronald R. Taylor	Director since 1994

Ronald R. Taylor, age 60, has been President of Tamarack Bay, LLC, a private consulting firm, since 2001. Mr. Taylor has been a director of Red Lion Hotels Corporation, a hotel operating company, since 1998 and a director of ResMed Inc., a medical device manufacturer, since 2005. Mr. Taylor was a limited partner of Enterprise Partners Venture Capital (“Enterprise”), a venture capital firm, from April 2001 until September 2002, and was formerly a general partner of Enterprise from April 1998 to March 2001. Mr. Taylor is a limited partner of several Enterprise funds. Mr. Taylor was also a consultant to Cardinal Health, Inc., a provider of healthcare products and services, from May 1996 to May 2002.

Andrew L. Turner	Director since 1997

Andrew L. Turner, age 61, currently serves as Chairman of the Board of EnduraCare Therapy Management, Inc. (formerly known as EnduraCare, LLC), a provider of rehabilitation and therapy management services founded by Mr. Turner in 2000. Mr. Turner has also been a director of The Sports Club Company, Inc., an upscale workout company, since September 1994.

Class III Director whose Terms Expire at the 2010 Meeting:

Allen Chao, Ph.D.	Director since 1985

Allen Chao, Ph.D., age 62, has been Chairman, Newport Healthcare Advisors, LLC, a healthcare investment management and consulting company since January 2008. Dr. Chao is a co-founder of Watson and was our Chief Executive Officer from 1985 until his resignation in September 2007. From September 2007 through December 2007, Dr. Chao served as our Executive Chairman. Dr. Chao remains as our Chairman of the Board of Directors, a position he has held since May 1996. Dr. Chao also served as our President from February 1998 to October 2002 and from November 2004 through September 2007.

Michel J. Feldman	Director since 1985

Michel J. Feldman, age 66, is a member of the law firm of Seyfarth Shaw LLP, where he has practiced since October 2003. Previously, Mr. Feldman was a member of the law firm of D’Ancona & Pflaum LLC, where he practiced from June 1991 to October 2003. Effective October 2003, D’Ancona & Pflaum LLC merged with Seyfarth Shaw LLP. From time to time in the past, Seyfarth Shaw LLP provided legal services to us. Mr. Feldman also served as our Secretary from 1995 to 1998 and Acting Secretary and Interim General Counsel from May 2002 to November 2002.

Fred G. Weiss	Director since 2000

Fred G. Weiss, age 65, has been the managing director of FGW Associates, Inc., a consulting firm, since 1997. Mr. Weiss served as Vice President, Planning, Investment and Development of Warner-Lambert from 1983 to 1996 and prior to that served as Vice President and Treasurer of Warner-Lambert from 1979 to 1983, where he was involved in both strategic planning and corporate development. Mr. Weiss is also an Independent Vice-Chairman of the Board and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds. Additionally, Mr. Weiss has been a Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address the make-up and functioning of the Board of Directors and its committees, which include determining director independence, criteria for Board membership, and authority to retain independent advisors.

Our Board of Directors has also adopted a Code of Conduct which applies to all of our Board members and all of our officers and employees. The code sets forth and summarizes certain of our policies related to legal compliance and honest and ethical business practices. The code is intended to comply with the standards set forth in Section 303A.10 of the NYSE’s Listed Company Manual and SEC rules and regulations. Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, will be promptly posted on our website at http://www.watson.com.

You can find links to our Corporate Governance Guidelines and our Code of Conduct under the Investors section of our website at http://www.watson.com. Copies of these materials are available to stockholders without charge upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

Director Independence

On an annual basis our Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Watson. To assist in making this determination, the Board has adopted independence guidelines which are designed to conform to, or be more exacting than, the independence requirements set forth in the listing standards of the NYSE. You may find these guidelines on our website at www.watson.com. In addition to applying these guidelines, the Board considers any and all additional relevant facts and circumstances in making an independence determination.

Our Board has determined that at least a majority of its directors has no direct or indirect material relationship with us (other than as our director) and such directors are independent within the meaning of the independence standards promulgated by the SEC and the NYSE. Specifically, on February 26, 2008, the Board determined, based on our Director Independence Standards and the NYSE standards for independence, that Michael Fedida, Michel Feldman, Albert Hummel, Catherine Klema, Jack Michelson, Ronald Taylor,

Andrew Turner and Fred Weiss, or eight out of our ten directors, have no material relationship with us and are independent directors. Dr. Chao was determined to be not independent, because (a) he was our President and Chief Executive Officer through September 2007 and (b) he is the brother-in-law of Dr. David Hsia, our Senior Vice President, Scientific Affairs. Mr. Bisaro was determined to be not independent, because he is our President and Chief Executive Officer.

The relationships and transactions reviewed by the Board included the following:

(i) Mr. Fedida’s ownership of pharmacies that from time to time purchase pharmaceuticals from Anda, Inc., a wholesaler distributor we acquired in 2006,

(ii) Mr. Feldman’s partnership with Seyfarth Shaw LLP, a law firm which has provided services for us within the past three years,

(iii) Ms. Klema’s directorship with Pharmaceutical Product Development, Inc., a contract research organization that has provided services for us within the past three years, and

(iv) Mr. Taylor’s directorship of 3e Company, a privately-held compliance information services company that has provided services for us within the past three years.

The Board has determined that these transactions were made in the ordinary course, were below the thresholds set forth in our director independence standards and did not affect the independence of the directors involved.

BOARD OF DIRECTORS AND COMMITTEES

Executive Sessions

We schedule regular executive sessions in which non-management directors meet without management participation. The Chairman of the Nominating and Corporate Governance Committee presides at these meetings.

Communications with the Board of Directors

Any interested party, including any stockholder, wishing to contact the Board of Directors, the presiding director of the non-management director meetings, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee
c/o Corporate Secretary
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its committees, or that the Corporate Secretary otherwise determines requires Board attention.

Director Nomination Process

The Nominating and Corporate Governance Committee considers director candidates from diverse sources, including suggestions from stockholders. From time to time, the Nominating and Corporate Governance Committee may engage a third party for a fee to assist in identifying potential director candidates. The Nominating and Corporate Governance Committee looks for candidates who (a) bring not only direct experience, but also a variety of experience and background, both professionally and personally, (b) will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, and (c) have a reputation for integrity and satisfy the independence requirements of the NYSE, our Director Independence Standards and applicable law. The Nominating and Corporate Governance

Committee’s goal is to have a diverse, balanced and engaged board whose members possess the skills and background necessary to maximize stockholder value in a manner consistent with all legal requirements and the highest ethical standards. The Nominating and Corporate Governance Committee’s Charter and our Corporate Governance Guidelines, which are published on our website at http://www.watson.com under the Investors section, set forth in further detail the criteria that guide the Committee in assessing potential candidates for the Board of Directors.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s contributions to the Board and the Committees on which such person serves, participation in and attendance at meetings, and any changes in employment status, health, community activity or other factors may affect the director’s continuing contributions to the Board. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee initially evaluates a candidate for nomination to the Board based on information supplied by the party recommending the candidate and any additional public information that may be available. If the initial evaluation is favorable, the Nominating and Corporate Governance Committee gathers additional information on the candidate’s qualifications, availability, probable level of interest and any potential conflicts of interest. If the subsequent evaluation is also favorable, the Nominating and Corporate Governance Committee contacts the candidate directly to better determine each party’s level of interest in pursuing the candidacy and checks the candidate’s references. If, after discussions and meetings, the candidate and the Nominating and Corporate Governance Committee establish a mutual interest in pursuing the candidacy, the Committee makes a final recommendation to the Board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable). The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly submitted by stockholders and will consider stockholder recommendations of candidates on the same basis as it considers all other candidates.

Stockholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 92880. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in the Charter of our Nominating and Corporate Governance Committee and in our Corporate Governance Guidelines.

Board Meetings

During the fiscal year ended December 31, 2007, the Board of Directors held eighteen meetings and executed two unanimous written consents in lieu of meetings. With the exception of Paul Bisaro, who joined us in September 2007, each director attended at least 75% of the combined total of (i) all Board of Directors and (ii) all meetings of Committees of which the director was a member. We do not have a policy with regard to board members’ attendance at annual meetings. With the exception of Mr. Bisaro, all members of the Board attended our 2007 Annual Meeting of Stockholders. Mr. Bisaro was not employed by, or a director of, Watson at the time of the 2007 Annual Meeting of Stockholders.

Committees

The Board of Directors has created four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory Compliance

Committee. The Board of Directors has adopted a charter for each of the four committees. The charters for each committee and other materials related to corporate governance are available under the Investors section of our website at http://www.watson.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

The Audit Committee

We have an Audit Committee composed of Catherine M. Klema, Ronald R. Taylor, Andrew L. Turner and Fred G. Weiss. Each were members of the Audit Committee throughout fiscal year 2007. Mr. Weiss serves as the Chairman of the Audit Committee. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent” and meet the audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3. The Board of Directors has determined that all of the current members of the Audit Committee qualify as “audit committee financial experts” within the meaning of the SEC rules, and are financially literate as required under the NYSE listing standards. The functions of the Audit Committee and its activities during fiscal 2007 are described below under the heading “Report of the Audit Committee.” The Audit Committee is directly responsible for the engagement, compensation and oversight of the work of PricewaterhouseCoopers LLP (including resolution of disagreements between management and PricewaterhouseCoopers LLP regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. During the fiscal year ended December 31, 2007, the Audit Committee met five times and executed three unanimous written consents in lieu of a meeting.

The Board of Directors and Audit Committee will take appropriate action, including reviewing and reassessing the adequacy of the Audit Committee charter annually and periodically, as appropriate, and as conditions dictate.

The Compensation Committee

We have a Compensation Committee composed of Catherine M. Klema, Ronald R. Taylor and Fred G. Weiss. Each were members of the Audit Committee throughout fiscal year 2007. Mr. Taylor serves as the Chairman of the Compensation Committee. All of the members of the Compensation Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. Our Board has determined that all current Compensation Committee members qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The primary purpose of the Compensation Committee is to review, approve and evaluate director and senior executive compensation plans, policies and programs for us. The Compensation Committee has engaged Towers Perrin, an independent compensation consulting firm, to advise the Compensation Committee on an ongoing basis. Towers Perrin reports directly to the Compensation Committee and the Compensation Committee retains the right to terminate or replace the consultant at any time. Towers Perrin conducts an annual review of our total compensation program for our executive officers and advises the Compensation Committee on such compensation matters as requested by the Compensation Committee. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of our chief executive officer, are addressed in the Compensation Discussion and Analysis on page 10. The Compensation Committee met four times and executed two unanimous written consents in lieu of meetings during the fiscal year ended December 31, 2007.

The Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee composed of Ronald R. Taylor, Andrew L. Turner and Fred G. Weiss. Each were members of the Audit Committee throughout fiscal year 2007. Mr. Turner serves as the Chairman of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. The key functions of the Nominating and Corporate Governance Committee are to identify and present qualified candidates to the Board of Directors for election or re-election as directors of the Board and Board of

Directors’ committees, ensure that the size and composition of the Board of Directors, its committees, and our Charter and Bylaws are structured in a way that best serves our practices and objectives, develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate, and oversee the evaluation of the Board of Directors and senior management. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2007.

The Regulatory Compliance Committee

We have a Regulatory Compliance Committee composed of Michael J. Fedida, Albert F. Hummel, Michel J. Feldman and Jack Michelson. Mr. Michelson serves as the Chairman of the Regulatory Compliance Committee. The primary purpose of the Regulatory Compliance Committee is to assist the Board of Directors with the Board’s oversight responsibilities regarding our compliance with applicable regulatory requirements related to product safety and quality and environmental, health and safety matters. The Regulatory Compliance Committee met three times during the fiscal year ended December 31, 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of our Board of Directors is responsible for establishing, implementing and continually monitoring our adherence with our compensation philosophy for our executive officers, including Paul M. Bisaro, our chief executive officer. The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2007, as well as three other executives are referred to as the “named executive officers.” Our named executive officers consists of Paul M. Bisaro, our President and Chief Executive Officer, Allen Chao, Ph.D., our Chairman of the Board, and former President and Chief Executive Officer, Mark W. Durand, our Senior Vice President and Chief Financial Officer, R. Todd Joyce, our Vice President, Corporate Controller and Treasurer and former interim Principal Financial Officer, Thomas R. Russillo, our Executive Vice President and President, Generics Division, David A. Buchen, our Senior Vice President, General Counsel and Secretary, and Edward F. Heimers, our Executive Vice President, and President, Brand Division.

Dr. Chao resigned from his position as President and Chief Executive Officer, effective September 4, 2007. At such time, Dr. Chao assumed the role of Executive Chairman and served in that capacity until December 31, 2007. Dr. Chao’s current term as a member of the Board continues until the Annual Meeting of Shareholders in 2010. Mr. Bisaro, succeeded Dr. Chao as our President and Chief Executive Officer effective as of September 4, 2007. Mr. Bisaro was also appointed as a member of the Board. Mr. Durand was appointed to the position of Senior Vice President and Chief Financial Officer effective as of November 26, 2007. Prior to this time, Mr. Joyce served as our Interim Principal Financial Officer.

Compensation Philosophy and Objectives

The Committee believes that its primary objectives with respect to named executive officer compensation are to:

•	tie a significant portion of our named executive officers’ total compensation to the achievement of measurable individual and corporate performance goals;

•	align our named executive officers’ cash and equity incentives with company performance and provide equity incentives that focus our executives’ efforts on the creation of stockholder value; and

•	attract and retain the most talented and dedicated executives possible in a competitive labor market.

To these ends the Committee believes that the most effective executive compensation program is one that (i) links a significant portion of an executive’s total compensation to the achievement of specific individual and corporate performance goals, including annual and long-term strategic goals and (ii) provides such compensation in a mix of both cash and equity-based compensation such that our executives continue to have the creation of short- and long-term stockholder value as a primary objective. The Committee evaluates individual, departmental, segment and corporate performance to determine the proper mix of executive total compensation with the goal of setting executive total compensation at levels the Committee believes are competitive relative to the total compensation paid to similarly situated executives of our peer companies.

As a result of our compensation objectives outlined above we allocate a significant percentage of our total compensation to annual cash incentives and long-term equity incentives. We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee continually reviews many factors, as discussed more fully below, to determine the appropriate level and mix of incentive compensation.

Role of Executive Officers in Compensation Decisions

On an annual basis, in concert with our chief executive officer, our named executive officers engage in a process whereby they each set individual, departmental and company-wide goals for the year to come. Following the completion of our fiscal year, our named executive officers are formally required to assess whether these goals were achieved and set percentile values to express the extent to which the named executive officer believes his or her goals were met. Our chief executive officer reviews and discusses these self-assessments with each of our named executive officers and, with the assistance of our human resources department, makes recommendations to the Committee concerning compensation of the named executive officers. While the Committee considers these recommendations in determining base salaries, adjustments to base salaries, cash incentive awards and equity-based awards for our named executive officers it may, in its discretion, modify any such recommendations. Our Senior Vice President, Human Resources, also works closely with the Committee and management to ensure that the Committee is provided with appropriate information upon which to base its decisions and communicate those decisions to management for implementation.

Compensation Consultant

The Committee has engaged Towers Perrin, an independent global professional services consulting firm, to advise the committee on matters related to chief executive officer and other executive compensation. In this capacity, Towers Perrin conducts an annual benchmark review of our compensation program for our named executive officers and provides the Committee with relevant market data and structuring alternatives to consider when making compensation decisions.

Working with Towers Perrin, the Committee compares the elements of our total compensation program against programs provided for similarly situated executives at peer companies, as discussed more fully below. The Committee generally assesses the competitiveness of our target total direct compensation (salary, bonus and equity) for our named executive officers by comparing these targets with the 50th percentile of total direct compensation paid to similarly situated executives of our peer companies.

In February and June 2007 Towers Perrin conducted 2006 competitive pay assessments, to assist us in determining competitive compensation for fiscal 2007. In February 2007, Towers Perrin conducted a pay assessment of our chief executive officer’s compensation using peer group proxy data. For the purposes of this assessment, the peer group companies considered by Towers Perrin and the Committee consisted of:

Amgen	King Pharmaceutical, Inc.
Allergan, Inc.	Medicis Pharmaceutical Corp.
Barr Pharmaceuticals, Inc.	Mylan Laboratories Inc.
Biovail Corporation	Forest Laboratories, Inc.
Forest Laboratories, Inc.	Valeant Pharmaceuticals International

Based on its assessment, Towers Perrin found that for 2006 our chief executive officer’s (a) base salary was within the competitive range at market 50th percentile, (b) target cash compensation was above the competitive range at market 50th percentile, (c) actual total cash compensation was below the competitive range at market 50th percentile, (d) target total direct compensation was within the competitive range at market 50th percentile and (e) actual total direct compensation was below the competitive range at market 50th percentile.

Mr. Bisaro’s compensation was not considered in the above analysis as he joined us after Towers Perrin conducted its competitive pay assessments.

In June 2007, Towers Perrin conducted a competitive pay assessment of the compensation of our other named executive using three sources of competitive pay data in its analysis presented to the Committee: (i) a pharmaceutical industry database including many of the major pharmaceutical and biotechnology companies; (ii) a 2005 survey cut of companies with over $1 billion in annual revenues and (iii) benchmarks from proxy-reported positions in 9 selected proxy peer group companies.

For the purposes of this assessment, the peer group companies considered by Towers Perrin and the Committee consisted of:

Allergan, Inc.	Medicis Pharmaceutical Corp.
Barr Pharmaceuticals, Inc.	Mylan Laboratories Inc.
Biovail Corporation	Forest Laboratories, Inc.
Forest Laboratories, Inc.	Valeant Pharmaceuticals International
King Pharmaceutical, Inc.

We removed Amgen from the proxy comparisons due to revenue and market capitalization differences. Certain members of the peer group reviewed are considered to be very similar to us in terms of market capitalization, number of employees, and overall prospects for short- and long-term growth. The compensation paid by these peer group companies to their executive officers is given greater weight in setting base salaries for our named executive officers. The Committee does not rely exclusively on statistical compilations and may vary on a case-by-case basis from our compensation target objectives as dictated by the experience of the individual and market factors.

In assessing competitiveness, Towers generally considered a named executive officer’s compensation to be within the competitive range relative to market if (a) base salary is within plus or minus 10% of market 50th percentile, (b) total cash compensation is within plus or minus 15% of market 50th percentile and (c) total direct compensation is within plus or minus 20% of market 50th percentile. Based on its pay assessment, Towers Perrin found that for 2006, relative to market 50th percentile:

•	Mr. Russillo’s (i) base salary was within the range of competitive practice, (ii) target cash compensation was within range of competitive practice, (iii) actual total cash compensation was below the range of competitive practice, (iv) target total direct compensation was within the range of competitive practice and (v) actual total direct compensation was below the range of competitive practice.

•	Mr. Buchen’s, Mr. Heimers’ and Mr. Joyce’s (i) base salary was below the range of competitive practice, (ii) target cash compensation was below range of competitive practice, (iii) actual total cash compensation was below the range of competitive practice, (iv) target total direct compensation was below the range of competitive practice and (v) actual total direct compensation was below the range of competitive practice.

Mr. Durand’s compensation was not considered in the above analysis as he joined us after Towers Perrin conducted its competitive pay assessments.

2007 Executive Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for our named executive officers were:

•	base salary;

•	annual cash incentive awards that recognize individual, departmental, segment and corporate performance and are tied to measurable short-term business objectives and corporate financial goals;

•	long-term equity incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

A significant component of our named executive officers’ compensation is base salary, which provides our named executive officers with a degree of financial certainty and stability. In setting base salaries and determining merit increases for our named executive officers the Committee takes into account a variety of factors, including:

•	level of responsibility;

•	individual and team performance;

•	internal review of the named executive officer’s compensation, individually and relative to other officers and relative to similarly situated executives at the peer group companies;

•	general levels of salary increases at peer group companies; and

•	our corporate financial results.

With regard to individual and team performance, the Committee relies to a large extent on our chief executive officer’s evaluation of each other named executive officer’s individual performance. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of our named executive officers are based on the Committee’s and the chief executive officer’s assessment of the individual’s performance and market conditions.

After taking into consideration (a) the factors listed above, (b) Tower Perrin’s competitive pay assessment, (c) the recommendations from our chief executive officer and (d) our acquisition of Andrx Corporation in 2006, which added approximately $1 billion to our revenues and placed us near the top end of the peer group companies used by Towers Perrin: in 2007 the Committee increased Mr. Joyce’s base salary 28%, Mr. Russillo’s base salary 9%, Mr. Heimers’ base salary 24% and Mr. Buchen’s base salary 19%. Dr. Chao’s base salary was not increased.

Mr. Bisaro succeeded Dr. Chao as our President and Chief Executive Officer effective September 4, 2007. Pursuant to the terms of his employment agreement we agreed to pay Mr. Bisaro an annual base salary of $1 million. Mr. Durand was appointed to the position of Senior Vice President and Chief Financial Officer on November 16, 2007. Pursuant to the terms of his employment agreement, we agreed to pay Mr. Durand an annual base salary of $450,000. The Committee approved theses amount based on market date provided by Towers Perrin, Mr. Bisaro’s and Mr. Durand’s respective salaries with their previous employers and following negotiations with Mr. Bisaro and Mr. Durand.

Annual Cash Incentive Awards

The purpose of our annual cash incentive plan is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of annual individual, departmental, business and strategic objectives. These cash incentives are intended to link a substantial portion of executive compensation to our performance and provide executive officers with a competitive level of compensation if they achieve their objectives. In determining the annual cash incentive award due to a named executive officer the Committee examines, where applicable, three primary elements of performance:

•	our corporate financial performance,

•	segment (generic, brand or distribution) contribution to our financial performance and

•	individual and departmental performance.

Corporate Financial Performance.

In 2007, with the objective of better linking the total compensation we pay to our named executive officers to our financial performance, the Committee changed its measure of corporate financial performance from operating cash flow and gross profit to Adjusted EBITDA. “Adjusted EBITDA” means our earnings before interest, taxes, depreciation and amortization, adjusted for share-based compensation, acquisition or licensing related charges, restructuring charges, litigation charges, charges associated with our global supply chain initiative, non-cash charges, gains or losses on debt repurchase, gains or losses on sales of operating assets or securities and such other special items as determined at the discretion of our Board of Directors.

In determining the portion of a named executive officer’s annual incentive award attributable to financial performance the Committee used a performance grid that established minimum Adjusted EBITDA achievement necessary for 50% funding of this portion of our named executive officers’ annual incentive award, a stretch Adjusted EBITDA achievement resulting in 150% funding, and roughly linear stepped Adjusted EBITDA targets resulting in levels of funding between 50% and 150%. In 2007, Adjusted EBITDA less than $402.2 million (our actual Adjusted EBITDA for 2006) would have resulted in 0% funding of this portion of our executives’ annual cash incentive award while Adjusted EBITDA in excess of $708.8 million would have resulted in 150% funding of this portion of our executives’ annual cash incentive award. For 2007, our actual Adjusted EBITDA of $545.4 million, resulted in a 100% payout level with respect to the portion of the executives annual incentive award based on Adjusted EBITDA. In 2007, corporate financial performance as measured by Adjusted EBITDA accounted for 50% to 60% of the annual cash incentive award available to our eligible named executive officers.

Segment Contribution

The adjusted contribution to our overall corporate financial performance by our Generic, Brand and Distribution business segments is given significant weight in determining the overall cash incentive award available to members of these business segments. This weighting recognizes that each business segment has its own measures of performance and achievement that may differ from overall corporate measures or from the measures used by our other segments. The Committee believes that using these relative measures of performance is key to specifically rewarding the performance of our executives in these segments. In determining the portion of a named executive officer’s annual incentive award attributable to segment contribution the Committee uses a performance grid (similar to the performance grid used by the Committee in determining the Adjusted EBITDA portion of our annual cash incentive award) that establishes minimum, target and maximum contribution levels for each of our business segments. Achievement of target contribution levels in 2007 required performance significantly above fiscal 2006 levels. As such, the achievement of our 2007 contribution target contribution levels required sustained, high-level performance by our named executive officers in these segments. Actual adjusted contribution in 2007 resulted in a 100% payout level for our generic business segment and a 150% payout level for our brand business segment with respect to this portion of our named executive officer’s annual cash incentive award calculation. In 2007, segment contribution accounted for 50% of the annual cash incentive award available to Messrs. Russillo and Heimers.

Individual and Departmental Performance

The Committee also recognizes that individual and departmental performance are key elements to consider in determining the overall cash incentive award available to an executive. To this end, our chief executive officer reviews the performance of each of our executive officers and, with the assistance of our human resources department, makes recommendations to the Committee concerning compensation of the named executive officers. While the Committee considers these recommendations in determining annual cash incentive awards, it may modify any such recommendations in its discretion. In 2007, individual and departmental performance accounted for 40% of the annual cash incentive award available to Messrs. Buchen and Joyce.

Our 2008 cash incentive award program is substantially similar to our 2007 program, but features financial targets and thresholds for Adjusted EBITDA and segment contribution based on our 2008 operating plan as approved by our Board of Directors. Meeting and exceeding these targets will require consistent and superior performance by us, each of our business segments and our named executive officers.

Annual Cash Incentive Awards for our Chief Executive Officer.

Dr. Allen Chao.

In 2007 the Committee adopted a formula for determining whether to award a cash incentive award to Dr. Chao for performance during the 2007 fiscal year. The formula was not contained in a formal written plan. Pursuant to the formula Dr. Chao was eligible to receive a cash bonus of up to $1,200,000. Up to $800,000 was based upon our Adjusted EBITDA achievement in 2007 and up to $400,000 was at the discretion of the Committee, taking into account:

•	success in developing and executing plans acceptable to the Committee for retaining key executives, recruiting key executives as necessary, and further developing a succession plan for key executives;

•	success in continuing to implement the Company’s quality improvement initiatives designed to enhance and improve the Company’s quality systems;

•	success in implementing the Company’s strategic action plan; and

•	such other relevant factors as the Committee, in its sole discretion, shall determine.

Based on our actual Adjusted EBITDA result for 2007 of $545.4 million, which exceeded our target Adjusted EBITDA for 100% payout, the Committee determined that a cash incentive of $800,000 would be awarded to Dr. Chao. After taking into account Dr. Chao’s success in achieving the factors discussed above, among other things, the Committee also awarded Dr. Chao a discretionary bonus of $400,000.

Paul Bisaro.

Pursuant to his employment agreement Mr. Bisaro was eligible to receive a cash bonus of up to 100% of his base salary, prorated for the portion of the year Mr. Bisaro was employed as our chief executive officer, based on our financial performance in 2007 as measured by the Adjusted EBITDA targets established at the beginning of the year. Mr. Bisaro’s target bonus opportunity was determined following negotiations with Mr. Bisaro which considered, among other things, the significant impact Mr. Bisaro would have on our ability to meet our targets and his compensation opportunities with his previous employer. The Committee also considered that the median bonus payment for the most recent fiscal year among our peer group companies was approximately 109% for chief executive officers. As a results of our actual Adjusted EBITDA results for 2007 exceeding our target for 100% funding, and Mr. Bisaro’s service from September 4, 2007 to the end of the year, the Committee determined that a cash incentive of $330,000 would be awarded to Mr. Bisaro for performance in 2007.

For 2008, the Committee approved a bonus program pursuant to which Mr. Bisaro will be eligible to receive a cash bonus of up to 100% of his then current salary. Up to 70% of Mr. Bisaro’s award will be based upon our financial performance in 2008 as measured by Adjusted EBITDA, and up 30% of Mr. Bisaro’s award will be at the discretion of the Committee, taking into account Mr. Bisaro’s success in:

•	setting and implementing strategies to develop and grow the our Generic, Brand and Distribution business segments;

•	implementing our global supply chain cost improvement initiatives, including the integration of our offshore operations;

•	improving our quality systems and procedures; and

•	identifying and retaining key executives, recruiting key executives and developing succession plans for our senior leaders.

The Committee may consider other relevant factors in its sole discretion. The Committee will determine whether, and to what extent a bonus will be paid to Mr. Bisaro for fiscal year 2008 after the end of 2008.

Annual Cash Incentive Awards for our Named Executive Officers.

Each year, the Committee adopts a program that provides guidelines pursuant to which it calculates the annual cash incentive awards available to our named executive officers, other than our chief executive officer, subject to the Committee’s oversight and modification. The Committee believes that our annual incentive plan provides our named executive officers with a team incentive to both enhance our financial performance and perform at the highest level. The terms of these programs are not contained in a formal written plan.

Under our 2007 cash incentive program each of our named executive officers, other than our chief executive officer, was eligible to receive an annual cash bonus targeted at a specified percentage of his or her base salary. For 2007 these percentages were: 55% for Mr. Russillo; 50% for Mr. Heimers; 45% for Mr. Buchen; and 30% for Mr. Joyce. In setting our named executive officers’ target bonus opportunities, the Committee considered that the 2006 target total cash compensation levels of Messrs. Russillo, Heimers, Buchen and Joyce compared to the market 50th percentile for their positions. Mr. Durand, who joined us on November 16, 2007, was not eligible for a cash incentive award for our 2007 performance. Pursuant to the terms of his employment agreement, Mr. Durand’s target bonus level will be not less than 50% of his base salary.

The bonus actually paid to each named executive officer could have ranged from 0% to 150% of the named executive officer’s target bonus, depending to varying degrees on (i) our financial performance in 2007 as measured by Adjusted EBITDA, (ii) the contribution of the named executive officer’s business segment to our performance (where applicable) and (iii) the evaluation of the named executive officer and his or her department during 2007 as determined by our chief executive officer based on the executive’s and his department’s achievements during 2007. For 2007 the above factors were applied as follows in determining the annual cash incentive award due to each of our named executive officers:

•	For Mr. Heimers, fifty percent (50%) of his award was based upon our performance as measured by Adjusted EBITDA and fifty percent (50%) of his award was based on the Adjusted Contribution of our Brand business segment to our financial results. Mr. Heimers received a cash bonus of $226,843, which reflected our actual Adjusted EBITDA of $545.4 million, Adjusted Contribution of our Brand business segment at the 150% level and the recommendation of our chief executive officer.

•	For Mr. Russillo, fifty percent (50%) of his award was based upon our performance as measured by Adjusted EBITDA and fifty percent (50%) of his award was based on the Adjusted Contribution of our Generic business segment to our financial results. Mr. Russillo received a cash bonus of $500,116, which reflected (i) our actual Adjusted EBITDA of $545.4 million, Adjusted Contribution of our Generic business segment at the 100% level and the recommendation of our chief executive officer and (ii) an additional bonus equal to 15% of Mr. Russillo’s base salary based on his attainment of certain strategic initiatives approved by the Committee.

•	For Mr. Buchen sixty percent (60%) of his award was based upon our performance as measured by Adjusted EBITDA and forty percent (40%) of his award was based on his performance evaluation by our chief executive officer as recommended to the Committee. Mr. Buchen received a cash bonus of $245,916, which reflected our actual Adjusted EBITDA of $545.4 million, the recommendation of our chief executive officer and the exercise of the Committee’s discretion.

•	For Mr. Joyce sixty percent (60%) of his award was based upon our performance as measured by Adjusted EBITDA and forty percent (40%) of his award was based on his performance evaluation by our chief executive officer as recommended to the Committee. Mr. Joyce received a cash bonus of $112,570, which reflected our actual Adjusted EBITDA of $545.4 million, the recommendation of our chief executive officer and the exercise of the Committee’s discretion.

The calculations of the cash incentive awards and the recommendation of our chief executive officer are submitted to the Committee for consideration and approval. The total amount of cash bonus payable to a named executive officer may be further adjusted by up to twenty five percent (25%) at the discretion of the Committee. The Committee determines whether and to what extent cash incentive awards will be paid for a fiscal year after the end of that fiscal year.

Sign On Bonus.

Pursuant to his new-hire employment agreement, Mr. Durand received a $150,000 sign-on bonus of which $50,000 was paid upon the first payroll distribution date after his effective date of hire and $100,000 was paid in March 2008. We agreed to provide this benefit following negotiations with Mr. Durand taking into account, among other things, his compensation opportunities with his previous employer.

Long-Term Equity Incentives

Our named executive officers generally receive equity based grants when they join us, upon promotions and generally thereafter as part of the Committee’s determination of the executive officers’ annual total compensation on annual dates scheduled in advance. All equity awards are approved before or on the date of grant. In determining the size of equity-based grants, the Committee considers the number of shares available under the Second Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Incentive Award Plan”), the potential dilutive impact of such grants, the individual’s position with us, the appropriate allocation of such grants based on individual and corporate performance, and the level of grants awarded by our peers.

While we do not require our employees to maintain any minimum ownership interest in our stock, the Committee believes that equity-based awards provide a valuable tool for aligning the interests of management with our stockholders and focusing management’s attention on our long-term growth. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success.

In accordance with our Incentive Award Plan, our long term equity incentive program is a performance based program that provides for discretionary equity awards of restricted stock, stock appreciation rights, dividend equivalents, restricted stock units, deferred stock, stock payment awards and stock options to our named executive officers. Prior to 2005, our long-term equity compensation awards generally took the form of stock option awards. During 2005 and 2006, our long-term equity compensation awards took the form of a mix of restricted stock grants and stock option awards. The Committee determined that by providing full-value shares in addition to options, the value of the grant would remain competitive while the number of shares granted could be reduced to manage our share usage. Using the Black-Scholes pricing model for stock option valuation and the market value of our common stock for restricted stock valuation, we generally targeted our restricted stock awards and stock option awards to each comprise approximately 50% of the total value of our typical long-term equity award.

After further considering the cost and dilutive impact of our long term equity awards, the negative effect our usage of stock options was having on the total direct compensation of our named executive officers, the marginal retention value we were achieving through our stock options and market trends relating to long-term incentive compensation, the Committee further revised our approach to long-term equity compensation in 2007. This revised approach had two key components. First, the Committee shifted our annual long-term equity awards away from a mix of options and restricted stock to restricted stock awards only. Second, the Committee split our restricted stock awards into two classes: (1) “time awards” that are based on individual and corporate performance factors and (2) “performance awards” that are based on our performance against the same Adjusted EBITDA targets upon which our annual cash incentive compensation program is based. The Committee may, in the future, adjust this mix of award types or approve different award types as part of our overall long-term equity incentive program.

Restricted Stock

“Time Awards” — As part of our total compensation program the Committee generally grants shares of restricted stock to our named executive officers on an annual basis (the “Time Awards”). Each named executive officer is entitled to a grant of Time Award shares within a preset range that varies in accordance with the named executive officer’s position of responsibility with us. While Time Award grants are not tied to any specific financial targets, the Committee determines the specific amount of Time Awards to be granted to each named executive officer based on our performance and the Committee’s evaluation of each officer’s individual performance, taking into consideration the recommendation of our chief executive officer. In recognition of their strong performance in fiscal 2006, the Committee awarded Time Awards of restricted stock in June 2007 in the following amounts: Mr. Russillo received 15,000 restricted shares, Mr. Buchen received 7,500 restricted shares; Mr. Heimers received 5,500 restricted shares and Mr. Joyce received 3,000 restricted shares. Time Awards were not granted to Dr. Chao, Mr. Bisaro or Mr. Durand in 2007.

“Performance Awards” — Beginning in 2007 the Committee introduced our Senior Executive Equity Compensation Program pursuant to which each named executive officer, other than our chief executive officer, is eligible to receive an award of shares of restricted stock based on the Company’s performance during the 2007 fiscal year as measured by Adjusted EBITDA. The target for a named executive officer’s Performance Award is equal to his or her actual Time Share award granted in the fiscal year for which performance is being measured. The actual Performance Award granted by the Committee can range from 0% to 150% of each named executive officer’s target Performance Award based upon our financial performance for the fiscal year using the same Adjusted EBITDA calculation used by the Committee in determining our annual cash incentive payouts to our named executive officers. Based on our financial performance in 2007 as measured by Adjusted EBITDA, in March 2008 the Committee granted each named executive officer eligible to receive a Performance Award an award equal to his target: Mr. Russillo received 15,000 restricted shares, Mr. Buchen received 7,500 restricted shares; Mr. Heimers received 5,500 restricted shares and Mr. Joyce received 3,000 restricted shares.

Our restricted stock awards of Time Awards and Performance Awards generally have restrictions on resale that lapse on the second and fourth anniversaries of the grant date. On each of those dates 50% of the total award’s restrictions on resale lapse, contingent on the continued employment with us by the named executive officer. In the future, the Committee may adjust the restrictions on resale to which our restricted stock is subject. The Committee will determine whether and to what extent Performance Awards will be awarded for fiscal year 2008 after the end of 2008.

New Hire Awards.

Pursuant to their new-hire employment agreements, we agreed to grant to Messrs. Bisaro and Durand 42,600 and 10,000 shares of restricted stock, respectively. These awards have restrictions on resale that lapse (or are eliminated) on the second and fourth anniversaries of their grant date. On each of those dates 50% of the total award’s restrictions on resale lapse, contingent on the continued employment with us by the named executive officer. We agreed to grant these shares of restricted stock in order to align the interests of Mr. Bisaro and Mr. Durand with our stockholders and focus their attention on our long-term growth.

Stock Options

We award stock options with an exercise price equal to the last closing price of our common stock on the NYSE prior to the award grant, in accordance with the terms of our Incentive Award Plan. These options generally have a term of 10 years and generally are subject to a four-year ratable vesting schedule. Vesting rights cease upon termination of employment (except in the case of a qualifying termination in connection with a change-in-control, in which case vesting rights accelerate upon termination of employment) and exercise rights generally cease ninety (90) days after the date of termination, except in the case of death (subject to a one year limitation), disability or retirement. In the case of vice-presidents who have been employed by us for more than five (5) continuous years, exercise rights cease two (2) years after the vice-president’s termination of employment for awards made on or after July 25, 2005. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

With the exception of our grant of 527,200 stock options to Mr. Bisaro when he joined us, we did not grant any options to named executive officers in 2007. Notwithstanding our move from granting a mix of stock options and restricted stock to granting restricted stock only as our primary means of long-term equity compensation, the Committee determined that in the circumstance of a new hire of chief executive officer, the inclusion of stock options as part of Mr. Bisaro’s new hire compensation package was appropriate and desirable to the extent the higher incentive value provided by a stock option award to increase our stock value complemented the incentive and retention value of Mr. Bisaro’s restricted stock awards.

We believe the term and vesting schedule of our stock options, and the vesting schedule for our restricted stock awards, provide additional incentive to management to focus on long-term growth and corporate financial performance.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers.

The named executive officers are provided with a monthly car allowance, financial planning assistance and participation in the plans and programs described below under the heading “Other Benefits — Generally Available Benefits.” Upon relocation, named executive officers may receive, at the discretion of the Committee, a relocation allowance paid in installments. The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided in recognition of the need to have executive officers visit customers, business partners and other stakeholders in order to fulfill their job responsibilities. The financial planning assistance covers expenses resulting from financial, estate and tax planning. We believe that it is in its best interest for the executives to have professional assistance in managing their total compensation so that they can focus their full attention on growing and managing the business.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2007, are included in column (i) of the “Summary Compensation Table on page 22.

Other Benefits

Generally Available Benefits

We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Educational assistance; and

•	401(k) plan.

Executive Compensation Deferral Program

Our named executive officers, in addition to certain other U.S.-based eligible management level employees, are entitled to participate in our Executive Deferred Compensation Plan. Pursuant to our Executive Deferred Compensation Plan, eligible employees may defer from 1% to 80% of their salary and from 1% to 80% of their annual cash incentive award, if any.

We match 50% of the first 2% an employee defers in accordance with this Plan. Vesting of the matched amount is based on an employee’s years of service with us. If an employee has been with us for less than one year, none of the matched amount is vested. Vesting thereafter occurs 33% per year, such that employees who have been with us for more than 3 years are 100% vested in the matched amount.

All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of December of each year for the upcoming plan year. In 2007 the guaranteed interest rate was 8.25%. In 2008 the guaranteed interest rate is 7.5%.

Our Executive Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation” on page 30.

Severance Benefits

Termination of each of our named executive officer’s employment can occur at any time with or without cause, or by reason of death or disability. Additionally, each named executive officer may voluntarily resign at any time with or without good reason. Pursuant to each of our named executive officer’s respective employment agreements, in the event of termination of employment without cause, or if the named executive officer resigns for good reason, we will provide the named executive officer with severance compensation and benefits, including a lump sum severance payment (based on a multiple of the executive officer’s salary and bonus), continued group health insurance benefits for two years and outplacement services for certain periods subsequent to the executive officer’s termination. The severance benefits are designed to retain our executive officers by providing them with security in the event of a termination of employment without cause or resignation for good reason.

In addition to the severance benefits discussed above, if we experience a change-in-control, and if a named executive officer is terminated without cause or resigns for good reason within ninety (90) days prior to or up to twenty-four (24) months following such change-in-control, our employment agreements with our named executive officers provide for the immediate vesting of any unvested options and restricted stock held by such named executive officer. The benefits are only payable upon a double trigger — there must be a change-in-control and a termination or resignation for good reason. We believe this approach to be in our best interests in that it (1) provides a retention incentive to our named executive officers who may be faced with the potential of job loss following a change-in-control and (2) affords any successor entity the opportunity to retain any or all named executive officers following such a change-in-control.

Each named executive officer is also entitled to receive a gross-up payment to compensate for any excise tax imposed on the named executive officer under the Internal Revenue Code. Additional information regarding applicable payments and benefits provided under our agreements to our named executive officers is provided under the heading “Potential Payments Upon Termination or Change-in-Control” on page 31.

Tax and Accounting Considerations

Policy on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations, unless the compensation qualifies as “performance based” compensation based on certain performance, disclosure, stockholder approval and other requirements being met. The options granted under the Incentive Award Plan generally comply with these performance-based compensation requirements. We have not historically designed our long-term equity incentives and our annual cash incentive award programs to comply with the performance-based compensation requirements.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions of Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions of Section 162(m) when we believe that such payments are appropriate and in the best interests of our stockholders.

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the IRS, we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.

Change-in-Control Tax Gross-Ups

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount. The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change-in-control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code. As discussed above under “Potential Payments Upon Termination or Change-in-Control,” we provide our executive officers with tax gross up payments in event of a change-in-control.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for our share-based payments in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Watson has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

THE COMPENSATION COMMITTEE

Ronald R. Taylor, Chairman
Catherine M. Klema
Fred G. Weiss

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal year ended December 31, 2007 of those persons who were, at any time during the year, (i) the principal executive officer, (ii) the principal financial officer, and (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer (each, a “Named Executive Officer” and collectively, the “Named Executive Officers”). For purposes of determining the three most highly compensated executive officers, the amounts shown in column (g) below were excluded.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(2)(5)	($)(6)	($)(7)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(j)

Paul M. Bisaro(8)	2007	303,846	—	158,164	610,759	330,000	—	4,219	1,406,988
President and Chief Executive Officer
Allen Chao, Ph.D.(9)	2007	1,052,940	400,000	766,462	577,928	800,000	13,932	4,420,046	8,031,308
Chairman of the Board, Former President and Chief Executive Officer	2006	937,692	220,000	776,050	938,321	773,000	6,711	27,028	3,678,802
Mark W. Durand (10)	2007	34,615	50,000	9,759	—	—	—	672	95,046
Senior Vice President and
Chief Financial Officer
R. Todd Joyce	2007	386,623	—	43,790	40,560	112,570	1,456	19,502	604,501
Vice President, Corporate	2006	254,925	—	17,406	51,830	90,314	2,577	17,973	435,025
Controller and Treasurer
(Former Interim Principal Financial Officer)
Thomas R. Russillo	2007	744,719	60,000	270,026	236,653	500,116	—	22,869	1,834,383
Executive Vice President and President, U.S. Generics Division	2006	212,692	75,000	52,549	87,960	—	—	4,820	433,021
David A. Buchen	2007	463,523	—	85,342	69,581	245,916	9,075	21,135	894,572
Senior Vice President, General Counsel and Secretary	2006	377,237	—	27,245	104,975	232,122	3,283	20,342	765,204
Edward F. Heimers	2007	380,112	—	71,196	107,779	226,843	2,122	27,078	815,130
Executive Vice President, and President, Brand Division	2006	332,573	—	27,245	147,460	122,835	412	25,516	656,041

(1)	Salary includes annual salary and cash paid in lieu of vacation. Amounts include cash compensation earned but deferred, as applicable, under the Company’s deferred compensation plans. Participants in these plans may defer receipt of portions of salary and/or annual non-equity incentive plan compensation earned for the year into Watson’s Executive Deferred Compensation Plan. Watson’s Executive Deferred Compensation Plan is discussed in further detail above under the heading “Compensation Discussion and Analysis” on page 20 and below under the heading “Nonqualified Deferred Compensation” on page 30.

(2)	Dr. Chao, our former President and Chief Executive Officer, received a discretionary bonus for his individual performance for both 2007 and 2006 as discussed in more detail under Annual Cash Incentive Awards under the heading “Compensation Discussion and Analysis” on page 13. Mr. Durand received a signing bonus upon appointment as Chief Financial Officer, $50,000 of which was payable in 2007 and $100,000 of which was payable in March 2008. Mr. Russillo received a signing bonus upon appointment as Executive Vice President and President Generics Division in the amount of $75,000 paid in 2006 and a guaranteed bonus of $60,000 paid in March 2007.

(3)	Stock awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, respectively, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment,” as amended (“SFAS 123(R)”), for restricted stock awards, regardless of when the awards were granted, and include amounts from stock awards granted in and prior to 2007. The Company recognizes the expense associated with the fair value of restricted stock awards granted in and prior to 2007 over the period restrictions are eliminated for those awards. Fair value is based on the fair market value on the date of grant. For additional discussion on the assumptions used in determining fair value and the accounting for restricted stock awards, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	Option awards represent the expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, respectively, in accordance with SFAS 123(R) for stock options, regardless of when the awards were granted, and include amounts from stock options granted in and prior to 2007. Upon the implementation of SFAS 123(R) on January 1, 2006, we recognize the expense associated with the fair value of stock options granted in and prior to 2007 over the vesting term of those awards. Fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the assumptions used in determining fair value and the accounting for stock options, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(5)	Non-equity incentive plan compensation represents payment for 2007 performance paid in March 2008 under our annual cash incentives awards program. Non-equity incentive plan compensation for 2006 represents payment for performance during 2006 made in March 2007 under our annual cash incentives awards program for that year. Mr. Bisaro’s compensation was prorated for the portion of the year he was employed as our chief executive officer. Mr. Durand was hired in November 2007 and was not eligible to participate in our annual cash incentives awards program for 2007 performance. For additional discussion on our annual cash incentive award programs, see Annual Cash Incentive Awards above under the heading “Compensation Discussion and Analysis” on page 13 and below under the heading “Grants of Plan-Based Awards” on page 25.

(6)	Amounts reflect interest on deferred compensation balances that is considered to be earned at above-market interest rates. Interest on deferred compensation is deemed to be above-market if it exceeds 120% of the applicable federal long-term rate. All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of December of each year for the upcoming plan year. In 2007 the guaranteed interest rate was 8.25%. The Executive Deferred Compensation Plan is discussed in further detail above under the heading “Compensation Discussion and Analysis” on page 28 and below under the heading “Nonqualified Deferred Compensation” on page 30.

(7)	Total other compensation includes a car allowance, registrant contributions under our 401(k) plan and deferred compensation plan, group life insurance coverage and other perquisites as follows:

Dr. Chao resigned from his position as President and Chief Executive Officer effective September 4, 2007. We continued to employ Dr. Chao as Executive Chairman until December 31, 2007. Pursuant to our agreement with Dr. Chao, his resignation was deemed to be for good reason. In addition to the items referenced above, “total other compensation” for Dr. Chao includes payments made to him by us in accordance with the terms of his employment agreement. Dr. Chao’s severance benefits are discussed in further detail below under the heading “Potential Payments Upon Termination or Change-in-Control” on page 35.

				Deferred	Group Term
		Car	401(k)	Compensation	Life	Other	Severance	Total Other
		Allowance	Match	Match	Insurance	Perquisites	Payments	Compensation
Name	Year	($)	($)	($)	($)	($)	($)	($)

Paul M. Bisaro	2007	3,692	—	—	526	—	—	4,219
	2006	—	—	—	—	—	—	—
Allen Chao, Ph.D.	2007	12,277	7,750	—	8,682	—	4,391,337	4,420,046
	2006	12,000	7,358	—	7,670	—	—	27,028
Mark W. Durand	2007	554	—	—	118	—	—	672
	2006	—	—	—	—	—	—	—
R. Todd Joyce	2007	7,200	7,750	3,633	920	—	—	19,502
	2006	7,200	7,500	2,494	779	—	—	17,973
Thomas R. Russillo	2007	7,200	7,750	—	7,669	250	—	22,869
	2006	2,215	—	—	2,605	—	—	4,820
David A. Buchen	2007	7,200	8,569	4,376	990	—	—	21,135
	2006	7,200	7,406	3,772	845	1,119	—	20,342
Edward F. Heimers	2007	7,200	7,750	5,030	5,626	1,473	—	27,078
	2006	7,200	7,500	3,876	4,872	2,068	—	25,516

(8)	Mr. Bisaro was appointed to the position of President and Chief Executive Officer effective September 4, 2007 to succeed Dr. Chao. Mr. Bisaro was also appointed as a member of the Board.

(9)	Dr. Chao resigned from his position as President and Chief Executive Officer effective September 4, 2007. At such time, Dr. Chao assumed the role of Executive Chairman until December 31, 2007. Dr. Chao remains Chairman of our Board of Directors. His current term on our Board of Directors expires at our Annual Meeting in 2010.

(10)	Mr. Durand was appointed to the position of Senior Vice President and Chief Financial Officer effective November 26, 2007.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to Named Executive Officers for 2007:

									All Other	All Other
									Stock	Option		Grant Date
									Awards:	Awards:	Exercise	Fair
			Estimated Possible Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
			Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(3)
(a)	(b)		(c)	(d)	(e)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Paul M. Bisaro	N/A		—	330,000	330,000
	9/4/2007	(4)				—	—	—	42,600			1,306,116
	9/4/2007	(5)				—	—	—		527,200	30.66	6,153,906
Allen Chao, Ph.D.	N/A		—	800,000	800,000
Mark W. Durand	N/A		—	—	—
	11/26/2007	(6)				—	—	—	10,000			271,700
R. Todd Joyce	N/A		27,017	90,056	135,084
	6/29/2007	(7)				1,500	3,000	4,500	3,000			97,590
Thomas R. Russillo	N/A		114,980	418,110	570,150
	6/29/2007	(7)				7,500	15,000	22,500	15,000			487,950
David A. Buchen	N/A		64,152	213,840	320,760
	6/29/2007	(7)				3,750	7,500	11,250	7,500			243,975
Edward F. Heimers	N/A		52,510	210,040	283,554
	6/29/2007	(7)				2,750	5,500	8,250	5,500			178,915

(1)	The Company provides performance-based annual cash incentive awards to our chief executive officer under a compensation program administered by the Compensation Committee and for our executive officers under the 2007 Senior Executive Compensation Program. These columns indicate the ranges of possible payouts targeted for 2007 performance under the applicable annual cash incentive award plan for each Named Executive Officer listed above. Actual cash incentive awards paid in 2008 for 2007 performance are set forth in column (f) above in the “Summary Compensation Table”. Target payouts are based on the targeted percentage of base salary earned during the year. Maximum payouts represent 150% of target payouts. Threshold payouts represent the minimum level of performance for which payouts are authorized under the program and is equal to 50% of the portion of the named executive officer’s annual incentive award attributable to corporate financial performance as measured by Adjusted EBITDA. Payout amounts do not take into account any discretionary authority of the Committee to increase or decrease a named executive officer’s award by +/- 25%. For additional discussion or our annual cash incentive award programs, see Annual Cash Incentive Awards under the heading “Compensation Discussion and Analysis” on page 13.

(2)	Beginning in 2007, the Committee introduced our Senior Executive Equity Compensation Program pursuant to which the named executive officers, other than the Chief Executive Officer, are eligible to receive restricted stock based on our performance during 2007 as measured by Adjusted EBITDA. Similar to our annual cash incentives, the number of performance shares awarded to a named executive officer ranges from 0% to 150% of the named executive officer’s target award based on our financial performance using the same payout grid with target levels of Adjusted EBITDA as used to determine cash incentive payouts. Target payouts are based on the target Performance Awards for the year. Maximum payouts represent 150% of target payouts. Threshold represents the minimum level of performance for which payouts are authorized under the program and is equal to 50% of the portion of the named executive officer’s annual incentive award attributable to corporate financial performance as measured by Adjusted EBITDA. Equity incentive awards granted in 2008 for 2007 performance are set forth above with a grant date of March 12, 2008. For additional discussion on our annual equity incentive award programs, see Long-Term Equity Incentives above under the heading “Compensation Discussion and Analysis” on page 17.

(3)	Fair value of restricted stock grants is based on the fair market value of our common stock on the respective grant dates. The fair value of the Named Executive Officer restricted stock grants was

$32.53 per share on June 29, 2007. The fair value of Mr. Bisaro’s restricted stock grant was $30.66 per share on September 4, 2007 and the fair value of Mr. Durand’s restricted stock grant was $27.17 per share on November 26, 2007. Fair value of stock option grants is based on the Black-Scholes option pricing model on the date of grant. The weighted average per share fair value of Mr. Bisaro’s stock option grants on September 4, 2007 was $11.67 per weighted average share. For additional discussion on the accounting for restricted stock awards, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. For additional discussion on the assumptions used in determining fair value and the accounting for stock options, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	The restricted stock awards granted to Mr. Bisaro on September 4, 2007 were authorized in connection with Mr. Bisaro’s appointment as President and Chief Executive Officer. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date, subject to continued employment.

(5)	The stock option awards granted to Mr. Bisaro on September 4, 2007 were also authorized in connection with Mr. Bisaro’s appointment as President and Chief Executive Officer. The option grants have a ten year term. An option grant to purchase 127,200 shares of Company common stock becomes exercisable in four equal annual installments commencing September 4, 2009 and an option grant to purchase 400,000 shares of Company common stock becomes exercisable in three equal annual installments commencing September 4, 2010, in each case, subject to continued employment. Once exercisable, the options remain exercisable for the shorter of the original term of the options or three months after cessation as an employee of the Company.

(6)	The restricted stock awards granted to Mr. Durand on November 26, 2007 were authorized in connection with Mr. Durand’s appointment as our Chief Financial Officer. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date, subject to continued employment.

(7)	The restricted stock awards granted on June 29, 2007 were authorized in connection with the annual long term equity incentive grant under the Incentive Award Plan. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date, subject to continued employment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards for the Company’s named executive officers at December 31, 2007:

	Option Awards					Stock Awards
							Market Value
							of Shares or
	Number of Securities Underlying Unexercised			Option		Number of Shares or	Units of
	Options (#)			Exercise	Option	Units of Stock That	Stock That Have
	Exercisable			Price	Expiration	Have Not Vested	Not Vested
Name	(1)	Unexercisable		($)(1)	Date	(#)(2)	($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)

Paul M. Bisaro		127,200	(4)	30.6600	9/4/2017
		400,000	(5)	30.6600	9/4/2017
						42,600	1,156,164
Allen Chao, Ph.D.	100,000			36.1875	2/24/2008
	100,000			35.8750	8/31/2009
	100,000			43.8750	2/3/2010
	100,000			37.5000	3/28/2010
	100,000			54.1600	2/12/2011
	100,000			56.0000	2/21/2011
	100,000			31.4700	12/27/2011
	200,000			27.8400	2/10/2012
	80,000	20,000	(6)	29.7000	1/31/2013
	200,000			46.5100	2/2/2014
	50,000	50,000	(7)	30.1200	6/29/2015
	25,000	75,000	(8)	28.7700	3/24/2016
						64,667	1,755,062
Mark W. Durand						10,000	271,400
R. Todd Joyce	5,000			43.0000	7/27/2008
	2,500			33.3750	7/20/2009
	2,500			44.7500	4/17/2010
	3,300			51.8125	7/13/2010
	2,500			45.8750	12/11/2010
	10,000			46.3100	12/21/2010
	6,500			48.9000	3/23/2011
	7,500			64.1800	7/27/2011
	15,000			27.8800	11/15/2011
	10,000			26.4000	5/28/2012
	7,000			38.9200	8/4/2013
	7,200	4,800	(9)	26.1400	8/9/2014
	1,500	1,500	(10)	35.1100	8/12/2015
	1,000	3,000	(11)	25.6400	9/1/2016
						4,833	131,168
Thomas R. Russillo	15,000	45,000	(12)	25.8600	9/5/2016
						20,000	542,800
						15,000	407,100

	Option Awards					Stock Awards
							Market Value
							of Shares or
	Number of Securities Underlying Unexercised			Option		Number of Shares or	Units of
	Options (#)			Exercise	Option	Units of Stock That	Stock That Have
	Exercisable			Price	Expiration	Have Not Vested	Not Vested
Name	(1)	Unexercisable		($)(1)	Date	(#)(2)	($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)

David A. Buchen	10,000			50.7500	11/16/2008
	1,000			38.0625	3/23/2009
	2,500			33.3750	7/20/2009
	16,500			36.8750	3/3/2010
	2,250			44.7500	4/17/2010
	5,000			51.8125	7/13/2010
	5,000			48.9000	3/23/2011
	7,000			54.4800	8/23/2011
	17,500			28.1500	11/26/2011
	15,000			26.4000	5/28/2012
	25,000			29.4300	11/20/2012
	8,000			38.9200	8/4/2013
	10,200	6,800	(9)	26.1400	8/9/2014
	2,500	2,500	(10)	35.1100	8/12/2015
	1,250	3,750	(11)	25.6400	9/1/2016
						10,001	271,427
Edward F. Heimers	18,000	27,000	(13)	29.3900	5/11/2015
	2,500	2,500	(10)	35.1100	8/12/2015
	1,250	3,750	(11)	25.6400	9/1/2016
						8,001	217,147

(1)	On December 15, 2005 the Compensation Committee of the Board approved the accelerated vesting of certain unvested, out-of-the-money stock options having an exercise price of $38.00 or greater. The acceleration of vesting was effective December 15, 2005, for stock options previously awarded to the Company’s employees, including its Named Executive Officers under the Company’s equity compensation plans.

(2)	Except in the case of Mr. Russillo, restrictions on the restricted stock grants generally lapse equally on the second and fourth anniversaries of the grant date. Information presented in column (f) aggregates all unvested restricted stock awards outstanding. Individual restrictions on restricted stock lapse as follows:

Named Executive Officer	Restricted Shares	Date Restrictions Lapse

Dr. Chao	24,000	March 24, 2008
	16,667	June 29, 2009
	24,000	March 24, 2010
Mr. Bisaro	21,300	September 4, 2009
	21,300	September 4, 2011
Mr. Durand	5,000	November 26, 2009
	5,000	November 26, 2011
Mr. Joyce	666	September 1, 2008
	1,500	June 29, 2009
	500	August 12, 2009
	667	September 1, 2010
	1,500	June 29, 2011
Mr. Russillo	10,000	September 5, 2008
	7,500	June 29, 2009
	10,000	December 31, 2009
	7,500	June 29, 2011
Mr. Buchen	833	September 1, 2008
	3,750	June 29, 2009
	834	August 12, 2009
	834	September 1, 2010
	3,750	June 29, 2011
Mr. Heimers	833	September 1, 2008
	2,750	June 29, 2009
	834	August 12, 2009
	834	September 1, 2010
	2,750	June 29, 2011

(3)	Market value is determined by multiplying the number of shares by the closing price of $27.14 of the Company’s common stock on the New York Stock Exchange on December 31, 2007.

(4)	Unexercised options vest at a rate of 20% per year with remaining vesting dates of 9/4/2008, 9/4/2009, 9/4/2010 and 9/4/2011.

(5)	Unexercised options vest at a rate of 33% per year with remaining vesting dates of 9/4/2010, 9/4/2011 and 9/4/2012.

(6)	Unexercised options vest at a rate of 20% per year with remaining vesting date of 1/31/2008.

(7)	Unexercised options vest at a rate of 25% per year with remaining vesting dates of 6/29/2008 and 6/29/2009.

(8)	Unexercised options vest at a rate of 25% per year with remaining vesting dates of 3/24/2008, 3/24/2009 and 3/24/2010.

(9)	Unexercised options vest at a rate of 20% per year with remaining vesting dates of 8/9/2008 and 8/9/2009.

(10)	Unexercised options vest at a rate of 25% per year with remaining vesting dates of 8/12/2008 and 8/12/2009.

(11)	Unexercised options vest at a rate of 25% per year with remaining vesting dates of 9/1/2008, 9/1/2009 and 9/1/2010.

(12)	Unexercised options vest at a rate of 25% per year with vesting dates of 9/5/2008 and 9/5/2009 with the remaining 50% of unexercised options vesting 12/31/2009.

(13)	Unexercised options vest at a rate of 20% per year with remaining vesting dates of 5/11/2008, 5/11/2009 and 5/11/2010.

OPTIONS EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of option awards and the vesting of stock awards, as applicable, during the fiscal year ended December 31, 2007:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)

Paul M. Bisaro	—	—	—	—
Allen Chao, Ph.D.	100,000	841,500	16,666	542,145
Mark W. Durand	—	—	—	—
R. Todd Joyce	—		500	15,560
Thomas R. Russillo	—	—	—	—
David A. Buchen	—	—	833	25,923
Edward F. Heimers	—	—	833	25,923

(1)	Determined by calculating the spread between the fair market value of the common stock on the date of exercise and the exercise price of the options.

(2)	Shares acquired on vesting are represented on a pre-tax basis. The Incentive Award Plan permits withholding a number of shares upon vesting to satisfy tax withholding requirements.

(3)	Represents the closing market price of a share of our common stock the date of vesting multiplied by the number of shares that have vested.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth the executive contributions, employer matches, earnings, withdrawals/distributions and account balances, where applicable, for the named executive officers in the Executive Deferred Compensation Plan, an unfunded, unsecured deferred compensation plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/Distribu-	Balance
	Last FY	Last FY	in Last FY	tions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Paul M. Bisaro	—	—	—	—	—
Allen Chao, Ph.D.	—	—	44,565	—	584,832
Mark W. Durand	—	—	—	—	—
R. Todd Joyce	379,222	3,633	30,232	(142,369)	570,273
Thomas R. Russillo	—	—	—	—	—
David A. Buchen	87,520	4,376	29,072	—	430,156
Edward F. Heimers	43,573	5,030	6,762	—	106,429

(1)	Executive contributions reported in column (b) above include salary contributions for 2007 (reported in the “Salary” column of the Summary Compensation Table on page 22) and amounts related to non-equity incentive plan compensation earned in 2006 but paid in 2007. Included in the amounts above representing non-equity plan contribution earned in 2006 but paid in 2007 were $72,251 for Mr. Joyce and $24,567 for Mr. Heimers.

(2)	Registrant contributions reflects company matching contributions to the Deferred Plan in 2007. All Registrant contributions are reported in the “All Other Compensation” column of the Summary Compensation Table on page 22.

(3)	Aggregate earnings represent 2007 deemed investment earnings at the guaranteed fixed interest rate for 2007 of 8.25%. No other investment alternatives for amounts deferred or credited are offered under the Deferred Plan. Included in column (d) are amounts considered to be earned at above-market interest rates which are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 22.

(4)	Assets in the Deferred Plan are distributed either (i) at separation of service as a result of retirement, disability, termination or death; or (ii) on a designated date elected by the participant. The Deferred Plan requires participants to make an annual distribution election with respect to the money to be deferred in the next calendar year. If a participant so elects, deferrals made in one year may be distributed as soon as the next year following the deferral election. Participants may elect to receive a distribution as a lump-sum cash payment or in installment payments paid over 2 to 15 years, as the participant elects. Bonus deferrals are credited to a participant’s account the year following the year in which the bonus is earned. As a result, bonus deferrals may not be distributed until the year following the year in which the bonus is paid to a participant and credited to his or her account. Per regulatory requirements, participants may not accelerate distributions from the Deferred Plan.

(5)	Aggregate balance reflects vested and unvested balances within the Deferred Plan as of December 31, 2007. All amounts are fully vested for each Named Executive Officer except for Mr. Heimers, whose vested balance as of December 31, 2007 amounts to $102,465.

Potential Payments Upon Termination or Change-in-Control

Executive Severance and Change in Control Agreements

Each of our named executive officers is party to an employment agreement pursuant to which he is entitled to certain payments and benefits in the event of (i) an involuntary termination without cause, (ii) the resignation of the executive for good reason or (iii) a qualifying termination in connection with a change-in-control. With certain exceptions footnoted in the table that follows, these agreements generally provide that under these circumstances our named executive officers are entitled to receive:

(1) lump sum cash payments equal to the sum of (a) 24 months of the executive’s then base salary, (b) the greater of two times the executive’s target bonus to be earned in the year in which the termination occurs or two times the amount of the bonus paid to the executive in the prior year, and (c) the executive’s prorated bonus for the year in which the termination occurs;

(2) continued group health benefits (medical, dental and vision) for the executive and the executive’s dependents for a period of up to 24 months; and

(3) outplacement services for one year with a nationally recognized service selected by us.

Unless we determine that any severance payments should be delayed in consideration of Section 409A of the Internal Revise Code of 1986, cash payments are to be paid within 30 days of termination.

Change-in-Control

In the event of a “qualifying termination” in connection with a change-in-control, a named executive officer is entitled to accelerated vesting with respect to all of his options and restricted stock awards. Such executive is entitled to exercise any vested options and is entitled to continue to hold their shares of unrestricted stock after termination. The value of vested equity awards are not included in the tables below because all employees who hold vested stock options and unrestricted stock under our stock plans are entitled to exercise such options and continue to hold such stock upon termination of their employment. However, in the event of a qualifying termination in connection with a change-in-control, each named executive officer is entitled to accelerated vesting with respect to all of his options and restricted stock awards.

Change-in-Control Gross Up Payment.

Pursuant to their respective employment agreements, each of our named executive officers is also entitled to receive a gross-up payment to compensate him for any excise taxes payable with respect to the payments and benefits made under his employment agreement in the event of a qualifying termination in connection with a change-in-control.

Forfeiture of Severance Benefits.

If the named executive officer breaches the non-solicitation provision of his employment agreement, or violates certain other confidentiality agreements entered into with us, and fails to cure such violation within 10 business days written notice from us, then any severance payments or other benefits being provided to such named executive officer will immediately cease.

Estimated Termination Payments

In accordance with the requirements of the rules of the SEC, the table below indicates the amount of compensation payable by us to each named executive officer upon (i) resignation for “good reason,” or involuntary not-for-cause termination and (ii) a qualifying termination following a change-in-control. The amounts assume that such termination was effective as of December 31, 2007 and thus includes amounts earned through such date and are only estimates of the amounts that would actually be paid to such executives upon their termination. The definitions of “change-in-control,” “cause” and “good reason” and descriptions of the payments and benefits appear after the table.

The table does not include certain amounts that the named executive officer is entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our named executive officers and that are generally available to all salaried employees, such as payment of accrued vacation. The table also does not include the accrued and vested accounts of the executive under our deferred compensation plan. These amounts are generally distributed to our executives upon a termination of employment, regardless of the reason, in accordance with his or her election under the applicable plan. The accrued and vested amounts under the plan are set forth in the table under “Nonqualified Deferred Compensation” on page 30.

			Equity Vesting		Other Benefits
		Cash	Restricted	Unexercisable	Health &		Tax
Name of Executive	Trigger	Severance(1)	Stock(2)	Options(3)	Welfare(4)	Outplacement(5)	Gross-Ups(6)	Total

Paul M. Bisaro	Good Reason or Without Cause	$4,000,000	$0	$0	$23,259	$0	$0	$4,023,259
	Change in Control	$6,000,000	$1,156,164	$0	$46,519	$0	$3,192,675	$10,395,358
David A. Buchen	Good Reason or Without Cause	$1,414,644	$0	$0	$31,013	$9,000	$0	$1,454,657
	Change in Control	$1,414,644	$271,414	$12,425	$31,013	$9,000	$731,702	$2,470,197
Mark W. Durand	Good Reason or Without Cause	$900,000	$0	$0	$23,259	$9,000	$0	$932,259
	Change in Control	$1,350,000	$271,400	$0	$23,259	$9,000	$634,075	$2,287,734
Edward F. Heimers	Good Reason or Without Cause	$1,218,229	$0	$0	$31,013	$9,000	$0	$1,258,242
	Change in Control	$1,218,229	$217,134	$5,625	$31,013	$9,000	$581,484	$2,062,484
R. Todd Joyce	Good Reason or Without Cause	$781,002	$0	$0	$31,013	$9,000	$0	$821,015
	Change in Control	$781,002	$131,168	$9,300	$31,013	$9,000	$360,217	$1,321,699
Thomas R. Russillo	Good Reason or Without Cause	$1,140,300	$0	$0	$31,013	$9,000	$0	$1,180,313
	Change in Control	$1,140,300	$949,900	$57,600	$31,013	$9,000	$0	$2,187,813

(1)	For Mr. Bisaro, represents (A) in the event of a termination by us without cause or by Mr. Bisaro for good reason, the sum of (i) two times Mr. Bisaro’s then base salary and (ii) two times Mr. Bisaro’s target annual bonus opportunity for the year of termination or resignation or two times the amount of the bonus paid to Mr. Bisaro in the previous year, whichever is greater and (B) in the event of a change-in-control termination, the sum of (i) three times Mr. Bisaro’s base salary and (ii) three times Mr. Bisaro’s target bonus under our Senior Executive Compensation Program.

For Mr. Russillo, represents in the event of a termination by us without cause or by Mr. Russillo for good reason or in the event of a change-in-control before 2009 the sum of (i) twelve months of Mr. Russillo’s base salary, (ii) Mr. Russillo’s target bonus to be earned for the year in which the termination occurs, and (iii) Mr. Russillo’s pro-rated bonus for the year in which the termination occurs. Mr. Russillo’s prorated bonus (calculated through the date of termination) is excluded from the table as the triggering event occurs on the last day of the performance period and thus the pay out will be the same as if the termination had not occurred.

For Mr. Durand represents (A) in the event of a termination by us without cause or by Mr. Durand for good reason, two times Mr. Durand’s then base salary and (B) in the event of a change-in-control termination the sum of (i) two times Mr. Durand’s then base salary and (ii) two times Mr. Durand’s target bonus to be earned for the year in which the termination occurs or the bonus paid to Mr. Durand in the prior year, whichever is greater.

For the remainder of our named executive officers, represents the sum of (i) two times the executive’s then base salary and (ii) two times the executive’s target bonus to be earned in the year of termination or resignation or two times the amount of the bonus paid to the executive in the previous year, whichever is greater.

(2)	Represents the aggregate of the acceleration of vesting of the unvested restricted stock valued based on the closing price of our common stock on December 31, 2007 of $27.14.

(3)	Represents the aggregate value of the acceleration of vesting of the unvested stock options based on the spread between the closing price of our common stock of $27.14 on December 31, 2007 and the exercise price of the stock options.

(4)	For Mr. Bisaro, represents continued group health benefits (medical, dental and vision) for Mr. Bisaro and his dependents for a period of (i) up to 18 months in the event of a termination by us without cause or by Mr. Bisaro for good reason and (ii) up to 36 months in the event of a change-in-control termination.

For Mr. Durand, represents continued group health benefits (medical, dental and vision) for Mr. Durand and his dependents for a period of up to 18 months.

For the remainder of the named executive officers, represents continued group health benefits (medical, dental and vision) for the executive and their dependents for a period of up to 24 months.

(5)	Represents one year of outplacement services.

(6)	Represents payment of an amount sufficient to offset the impact of any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount.

Certain Definitions

Change in Control

For Mr. Bisaro, Mr. Durand, Mr. Heimers and Mr. Russillo a “change-in-control” generally means (i) a sale of assets representing more than 50% of our net book value or fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 50% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 50% of the combined voting power of Watson; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Dr. Chao, Mr. Buchen and Mr. Joyce a “change-in-control” generally means (i) a sale of assets representing more than 50% of our net book value or fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 60% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 30% of the combined voting of Watson; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Mr. Bisaro, a “qualifying termination” means, within 90 days before or within 12 months following a change-in-control, (i) we terminate Mr. Bisaro other than for “cause” or (ii) Mr. Bisaro terminates his employment with us for “good reason.”

For the remainder of our named executive officers, a “qualifying termination” means, within 90 days before or within 24 months following a change-in-control, (i) we terminate the executive other than for “cause” or (ii) the executive terminates his employment with us for “good reason.”

Good Reason

For Mr. Bisaro a termination for “good reason” means that Mr. Bisaro has terminated his her employment with us because (i) we failed to re-elect him to, or removed him from, the position of President and Chief Executive Officer; (ii) of a material diminution of his duties, and responsibilities, taken as a whole; (iii) we failed to appoint or renominate him as a member of our Board of Directors; (iv) the assignment of his duties are materially inconsistent with, or materially impair his ability to perform, the duties customarily assigned to a President and Chief Executive Officer; (v) we changed our reporting structures such that he reports to someone other than the Board of Directors; (vi) we materially breached our obligations under his employment agreement; or (vii) we failed to obtain an assumption of his employment agreement by any successor or assignee.

For Messrs. Chao, Joyce and Buchen, a termination for “good reason” generally means that he has terminated his employment with us because of (i) a reduction in his then existing annual base salary, (ii) a material reduction in the package of benefits and incentives, taken as a whole, provided to executive or (iii) a diminution (or in the case of Mr. Buchen, a material diminution) of his duties, and responsibilities, taken as a whole; (iv) a requirement that he relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (v) we materially breached our obligations under his employment agreement; or (vi) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Mr. Durand a termination for “good reason” means that Mr. Durand has terminated his employment with us because (i) after a Change-in-Control, (a) of a reduction of his then existing annual base salary, (b) of a material reduction in his package of benefits and incentives, taken as a whole or (c) of a material diminution of his duties, and responsibilities, taken as a whole; (ii) we materially breached our obligations under his employment agreement; or (iii) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Mr. Heimers, a termination for “good reason” means that Mr. Heimers has terminated his employment with us because of (i) after a Change-in-Control, (a) a reduction in his then existing annual base salary, (b) a material reduction in his package of benefits and incentives, taken as a whole; or (c) a material diminution of his duties, and responsibilities, taken as a whole; (ii) a requirement that he relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (iii) we materially breached our obligations under his employment agreement; or (iv) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Mr. Russillo a termination for “good reason” means that Mr. Russillo has terminated his employment with us because (i) after a Change-in-Control, (a) of a reduction of his then existing annual base salary, (b) of a material reduction in his package of benefits and incentives, taken as a whole, (c) of a material diminution of executive’s duties, and responsibilities, taken as a whole or (d) a requirement that he relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (ii) we materially breached our obligations under his employment agreement; or (iii) we failed to obtain the assumption of his employment agreement by any successor or assign.

Cause

For Mr. Bisaro a termination for “cause” means that we have terminated Mr. Bisaro because (i) his fraud, misrepresentation embezzlement or other act of material misconduct against us; (ii) his gross neglect, willful malfeasance or gross misconduct in connection with this employment; (iii) his conviction or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude; (iv) his willful and knowing violations of any rules or regulations of any governmental body material to our business; (v) his failure to cooperate, if requested by the Board, with any internal or external investigation or inquiry into our business practices; or (vi) his substantial and willful failure to render services in accordance with the terms of his employment agreement.

For the remainder of the named executive officers, a termination for “cause” means that we have terminated the executive because of (i) the executive’s conviction for any felony; (ii) the executive’s gross misconduct, material violation of our policies, or material breach of the executive’s duties to us, which the executive fails to correct within thirty (30) days after the executive is given written notice by our chief executive officer or another designated officer; or, solely in the case of Mr. Durand, (iii) other events or matters relating to his job performance that would ordinarily cause an employer to consider the termination of an employee’s employment.

Resignation of Dr. Chao

Dr. Chao resigned from his position as President and Chief Executive Officer effective September 4, 2007. We continued to employ Dr. Chao as Executive Chairman until December 31, 2007. Pursuant to our agreement with Dr. Chao, his resignation was deemed to be for good reason. In connection with his retirement we paid Dr. Chao the following amounts pursuant to a good reason resignation under his employment agreement:

			Equity Vesting		Other Benefits
		Cash	Restricted	Unexercisable	Health &		Tax
Name of Executive	Trigger	Severance(1)	Stock	Options	Welfare(2)	Outplacement(3)	Gross-Ups	Total

Allen Chao	Good Reason	$4,240,000	$0	$0	$142,337	$9,000	$0	$4,391,337

(1)	Represents two times Dr. Chao’s base salary plus two times Dr. Chao’s annual bonus opportunity for the year of resignation

(2)	Represents continued group health benefits (medical, dental and vision) for Dr. Chao and his wife for the rest of their lives.

(3)	Represents one year of outplacement services.

Equity Compensation Plan Information as of December 31, 2007

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Watson’s equity compensation plans as of December 31, 2007:

Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(#)	($)	(#)
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	9,818,614	36.6204	8,303,391	(2)
Equity compensation plans not approved by security holders
	—	—	—
Total	9,818,614	36.6204	8,303,391

(1)	Based on outstanding options under our 1991 Stock Option plan, 1995 Non-Employee Directors’ Stock Option Plan and our Incentive Award Plan.

(2)	Represents securities available for issuance under our Incentive Award Plan. Includes shares available for issuance under our Incentive Award Plan which were converted from shares of common stock available for issuance under the Andrx Corporation 2000 Stock Option Plan in connection with our acquisition of Andrx Corporation in November 2006. These converted shares may not be used for grants to individuals who were providing services to Watson or any of our subsidiaries immediately prior to the effective time of our acquisition of Andrx Corporation. The 1995 Non-Employee Director’s Stock Option Plan expired in February 2005 and no securities are available for future awards under this plan.

DIRECTOR COMPENSATION

All members of the Board of Directors who are not full-time employees of the Company received a director’s fee of $40,000 for 2007. In addition, in 2007 directors were paid $1,500 for each Board of Directors’ meeting personally attended and $500 for each meeting attended telephonically. Directors were also paid $1,000 for each Committee meeting personally attended and $500 for each Committee meeting attended telephonically. Additionally, the Chairman of each of the Compensation Committee, the Regulatory Compliance Committee and the Nominating and Corporate Governance Committee received an annual fee of $5,000. The Chairman of the Audit Committee received an annual fee of $8,000. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Michel J. Feldman’s law firm receives his director’s fees. Our chief executive officer does not receive additional compensation for his service as a director.

The following table sets forth the annual compensation to non-employee directors for 2007:

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Michael J. Fedida	58,500	85,068	13,827	157,395
Michel J. Feldman	59,500	68,495	18,621	146,616
Albert F. Hummel	61,000	85,068	13,827	159,895
Catherine M. Klema	62,000	85,068	13,827	160,895
Jack Michelson	66,500	85,068	13,827	165,395
Ronald R. Taylor	87,000	85,068	13,827	185,895
Andrew L. Turner	86,000	85,068	13,827	184,895
Fred G. Weiss	89,000	68,495	18,621	176,116

(1)	All non-employee members of the Board of Directors received a director’s fee of $40,000 for 2007. In addition, in 2007 directors were paid $1,500 for each Board of Directors’ meeting personally attended and $500 for each meeting attended telephonically. Directors were also paid $1,000 for each Committee meeting personally attended and $500 for each Committee meeting attended telephonically. Additionally, the Chairman of each of the Compensation Committee, the Regulatory Compliance Committee and the Nominating and Corporate Governance Committee received an annual fee of $5,000. The Chairman of the Audit Committee received an annual fee of $8,000. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Michel J. Feldman’s law firm receives his director’s fees.

(2)	3,334 shares of restricted stock with a per share fair value of $31.20 were granted during 2007 to each of Mr. Fedida, Mr. Feldman, Mr. Hummel, Ms Klema, Mr. Michelson, Mr. Taylor, Mr. Turner and Mr. Weiss representing an overall fair value of $104,021, each.

Stock awards reported in column (c) represent the compensation expense we recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) for restricted stock awards we granted to our non-employee directors in 2007 and prior fiscal years. We recognize the expense associated with the grant date fair value of these restricted stock awards over the period restrictions are eliminated for those awards. For our non-employee directors, restricted stock awards vest after one year.

For additional discussion on the determination of share-based compensation expense and the grant date fair value for restricted stock, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Option awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) for stock options, regardless of when the awards were granted, and include amounts from stock options granted in and prior to 2006. Upon the implementation of SFAS 123(R) on January 1, 2006, we recognize the expense associated with the grant date fair value of stock options granted in and prior to 2006 over the vesting term of those awards. Fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining share-based compensation expense and the grant date fair value for stock options, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	The table below shows the aggregate number of outstanding unvested stock awards and option awards held by each director as of December 31, 2007:

		Vested and
	Unvested Stock	Unvested Option
	Awards	Awards
Director	(#)	(#)

Allen Chao, Ph.D.	64,667	1,400,000
Paul M. Bisaro	42,600	527,200
Michael J. Fedida	3,334	70,000
Michel J. Feldman	3,334	90,000
Albert F. Hummel	3,334	70,000
Catherine M. Klema	3,334	21,700
Jack Michelson	3,334	47,000
Ronald R. Taylor	3,334	65,000
Andrew L. Turner	3,334	65,000
Fred G. Weiss	3,334	70,000

BENEFICIAL OWNERSHIP OF STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 21, 2008, the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock, and the amount of common stock beneficially owned by each of the directors (including nominees) and named executive officers, and by all of our directors and executive officers (including named executive officers) as a group:

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership(1)		Percent of Class

The TCW Group., on behalf of the TCW Business Unit	11,313,985	(2)	10.8%
865 South Figueroa Street Los Angeles, California 90017
Franklin Resources, Inc.	9,778,667	(3)	9.4%
One Franklin Parkway San Mateo, California 94403
Goldman Sachs Asset Management, L.P.	5,580,507	(4)	5.3%
32 Old Slip New York, NY 10005
Putnam LLC d/b/a Putnam Investments	5,251,546	(5)	5.0%
One Post Office Square Boston, MA 02109
Directors and Named Executive Officers
Allen Chao, Ph.D.	5,124,087	(6)	4.9%
Michael J. Fedida	76,668	(7)	*
Michel J. Feldman	94,334	(8)	*
Albert F. Hummel	224,514	(9)	*
Catherine M. Klema	28,368	(10)	*
Jack Michelson	52,001	(11)	*
Ronald R. Taylor	70,001	(12)	*
Andrew L. Turner	70,001	(13)	*
Fred G. Weiss	74,334	(14)	*
Paul M. Bisaro	79,450	(15)	*
Mark W. Durand	18,500	(16)	*
Thomas R. Russillo	72,500	(17)	*
David A. Buchen	154,237	(18)	*
Edward F. Heimers, Jr	50,314	(19)	*
R. Todd Joyce	99,362	(20)	*
All current directors and executive officers of the Company (23 individuals)	8,611,687	(21)	8.2%

*	Represents less than 1%

(1)	Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of March 21, 2008, 104,396,571 shares of our common stock were issued and outstanding. No shares have been pledged as security by any of our executive officers.

(2)	According to a Schedule 13G filed with the SEC on February 11, 2008 by The TCW Group, Inc., on behalf of The TCW Business Unit. The TCW Business Unit is deemed to be the beneficial owner of 11,313,985 shares, has shared power to dispose of all shares held by it, has sole power to vote none of such shares and has shared power to vote 9,513,70 of such shares. The TCW Group, Inc. is a parent holding company with subsidiaries including the Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company. The TCW Business Unit is primarily engaged in the provision of investment management services.

(3)	According to a Schedule 13G filed with the SEC on February 5, 2008 by Franklin Resources, Inc., on behalf of (i) itself, (ii) its principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr. and (iii) certain of its affiliates, including:

a.	Franklin Templeton Investment Management Limited (sole power to vote or to direct the vote of 1,354,866 shares and sole power to dispose or to direct the disposition of 4,705,974 shares),

b.	Franklin Advisory Services, LLC (sole power to vote or to direct the vote of 1,719,400 shares and sole power to dispose or to direct the disposition of 1,719,400 shares),

c.	Franklin Templeton Investments Corp. (sole power to vote or to direct the vote of 1,133,130 shares, sole power to dispose or to direct the disposition of 1,144,620 shares and shared power to dispose or to direct the disposition of 11,560 shares),

d.	Templeton Investment Counsel, LLC (sole power to vote or to direct the vote of 703,742 shares, sole power to dispose or to direct the disposition of 1,010,992 shares and shared power to dispose or to direct the disposition of 107,040 shares),

e.	Templeton Global Advisors Limited (sole power to vote or to direct the vote of 653,385 shares and sole power to dispose or to direct the disposition of 653,385 shares),

f.	Franklin Templeton Investments (Asia) Limited (sole power to vote or to direct the vote of 0 shares and sole power to dispose or to direct the disposition of 268,150 shares),

g.	Franklin Templeton Portfolio Advisors, Inc. (sole power to vote or to direct the vote of 61,416 shares and sole power to dispose or to direct the disposition of 61,416),

h.	Templeton Asset Management Ltd. (sole power to vote or to direct the vote of 28,760 shares and sole power to dispose or to direct the disposition of 57,760 shares),

i.	Franklin Templeton Investments Australia Limited (sole power to vote or to direct the vote of 33,930 shares and sole power to dispose or to direct the disposition of 33,930 shares),

j.	Franklin Advisors, Inc. (sole power to vote or to direct the vote of 4,340 shares and sole power to dispose or to direct the disposition of 4,340 shares),and

k.	Fiduciary Trust Company International (sole power to vote or to direct the vote of 100 shares and sole power to dispose or to direct the disposition of 100 shares).

(4)	According to a Schedule 13G filed with the SEC on February 1, 2008 by Goldman Sachs Asset Management, L.P. Goldman Sachs Asset Management, L.P. is deemed to be the beneficial owner of 5,580,507 shares, has sole power to dispose of 5,251,607 shares held by it, has shared power to dispose of 328,900 shares held by it, has sole power to vote 3,825,015 shares held by it and has shared power to vote 325,200 of shares held by it.

(5)	According to a Schedule 13G filed with the SEC on February 1, 2008 by Putnam, LLC on behalf of itself and certain of its affiliates, including:

a.	Putnam Investment Management, LLC (shared power to vote or to direct the vote of 2,315 shares and shared power to dispose or to direct the disposition of 4,148,835 shares),

b.	The Putnam Advisory Company, LLC (shared power to vote or to direct the vote of 350,935 shares and shared power to dispose or to direct the disposition of 1,102,711 shares).

(6)	Includes 1,200,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 1,418,661 shares of common stock held by Allen Chao Interests, Ltd., a partnership in which Dr. Chao is a controlling partner, 959,083 shares of common stock held by MAL Investment Company, a corporation of which Dr. Chao is a controlling stockholder, 883,468 shares of common stock held by the Allen Chao and Lee Hwa Chao Family Trust, 598,208 shares of common stock and 64,667 unvested shares of restricted common stock held by Dr. Chao.

(7)	Includes 70,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 3,334 shares of common stock and 3,334 unvested shares of restricted common stock held by Mr. Fedida.

(8)	Includes 90,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 3,334 unvested shares of restricted common stock held by Mr. Feldman and 1,000 shares of common stock held by Ercelle Feldman, the wife of Michel J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(9)	Includes 70,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 151,180 shares of common stock, 3,334 unvested shares of restricted common stock held by Mr. Hummel and options to purchase 264,000 shares of common stock, which Mr. Hummel acquired from Dr. Alec Keith (a former director of the Company).

(10)	Includes 21,700 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 3,334 shares of common stock and 3,334 unvested shares of restricted common stock held by Ms. Klema.

(11)	Includes 47,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 1,667 shares of common stock and 3,334 unvested shares of restricted common stock held by Mr. Michelson.

(12)	Includes 65,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 1,667 shares of common stock and 3,334 unvested shares of restricted common stock held by Mr. Taylor.

(13)	Includes 65,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 1,667 shares of common stock and 3,334 unvested shares of restricted common stock held by Mr. Turner.

(14)	Includes 70,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 3,334 unvested shares of restricted common stock held by Mr. Weiss and 1,000 shares of common stock held by Mr. Weiss.

(15)	Includes 79,450 unvested shares of restricted common stock held by Mr. Bisaro.

(16)	Includes 18,500 unvested shares of restricted common stock held by Mr. Durand.

(17)	Includes 15,000 shares of common stock subject to options exercisable within 60 days of March 21, 2008 and 57,500 unvested shares of restricted common stock held by Mr. Russillo.

(18)	Includes 128,700 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 536 shares of common stock and 25,001 unvested shares of restricted common stock held by Mr. Buchen.

(19)	Includes 30,750 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 563 shares of common stock and 19,001 unvested shares of restricted common stock held by Mr. Heimers.

(20)	Includes 81,500 shares of common stock subject to options exercisable within 60 days of March 21, 2008, 322 shares of common stock, 6,207 shares of common stock held by Joyce Family Trust and 11,333 unvested shares of restricted common stock held by Mr. Joyce.

(21)	Includes 2,445,203 shares of common stock subject to options exercisable within 60 days of March 21, 2008 for all executive officers and directors as a group.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

The firm of PricewaterhouseCoopers LLP has audited our books and records since our inception and the Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP to audit our accounts for the fiscal year ending December 31, 2008. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or our affiliates.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders entitled to vote at the Meeting for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Required Vote

In order to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, the affirmative vote of a majority of the stock voting in person or by proxy on this proposal is required. Abstentions, which do not represent voting power, will have no effect on this proposal. The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, broker non-votes will not result from this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2008.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, in fiscal years 2007 and 2006 were as follows:

Services	2007	2006

Audit Fees	$2,461,800	$2,371,800
Audit-Related Fees	94,700	214,664

Total Audit and Audit-Related Fees	2,556,500	2,586,464
Tax Fees	720,300	712,810
All Other Fees	3,000	8,675

Total Fees	$3,279,800	$3,307,949

Audit Fees

Audit Fees include professional services rendered in connection with the annual audits of our financial statements and internal control over financial reporting, the review of the financial statements included in our Forms 10-Q for the related annual periods and for Sarbanes-Oxley advisory time. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with SEC registration statements or other documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include accounting consultations and review procedures related to accounting, financial reporting or disclosure matters not classified as “Audit Fees” and for 2006 include the audit of employee benefit plans.

Tax Fees

Tax Fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain acquisitions and other tax advice and tax planning services. Tax Fees in 2007 include $157,600 for services provided in connection with Internal Revenue Services investigations.

All Other Fees

All Other Fees in 2007 include subscription fees for an accounting and auditing research reference tool. All Other Fees in 2006 include subscription fees for an accounting and auditing research reference tool and consultations to determine stock payments made in connection with our dissolution of our subsidiary in Puerto Rico.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2007. The Audit Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to periodically report to the full Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee before engaging PricewaterhouseCoopers LLP for such services.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of:

•	the integrity of Watson’s financial statements;

•	Watson’s compliance with legal and regulatory requirements;

•	outside auditor’s qualifications and independence; and

•	the performance of Watson’s internal audit function and of its independent auditor.

Additionally, the Audit Committee serves as an independent and objective party that:

•	monitors Watson’s financial reporting process and internal control systems;

•	retains, oversees and monitors the qualifications, independence and performance of Watson’s independent auditor; and

•	provides an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee, and is available under the Investors section of our website at http://www.watson.com. The Audit Committee reviews the Audit Committee Charter annually prior to Watson’s Annual Stockholders’ Meeting and at such other times as deemed appropriate by the Audit Committee.

The Audit Committee schedules its meetings and implements procedures designed to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the Audit Committee Charter. To this end, the Audit Committee met each quarter, and five times in total, during 2007. In addition to the foregoing, the Audit Committee makes itself available to Watson and its internal and external auditors during the course of the year to discuss any issues believed by such parties to warrant the attention of the Audit Committee.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Watson’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In performing its oversight responsibilities in connection with Watson’s 2007 audit, the Audit Committee has:

•	reviewed Watson’s audited consolidated financial statements for fiscal 2007; met with management and Watson’s independent auditor, with and without management present, to review and discuss Watson’s quarterly and annual reports on Form 10-Q and Form 10-K prior to their issuance and to discuss any significant accounting issues;

•	met with the internal and independent auditors, with and without management present, to discuss the evaluations of Watson’s internal controls and the overall quality of Watson’s financial statements;

•	discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

•	received from, and discussed with, the independent auditor the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

•	considered the compatibility of the auditor’s provision of non-audit services with the auditor’s independence.

Based on the Audit Committee’s meetings and discussions with Watson’s management, internal auditors and independent auditors, the Audit Committee’s review of the audited consolidated financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in Watson’s Annual Report on Form 10-K for the year ended December 31, 2007.

Fred G. Weiss, Chairman
Catherine M. Klema
Ronald R. Taylor
Andrew L. Turner

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock and our other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the 2007 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with and all filings were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Pursuant to our written Related Person Transaction Policies and Procedures, our legal department is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, our legal department assesses:

(i) the related person’s relationship to us;

(ii) the related person’s interest in the transaction;

(iii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(iv) the benefits to us of the proposed transaction;

(v) if applicable, the availability of other sources of comparable products or services; and

(vi) whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our legal department determines that the proposed transaction is a related person transaction, the proposed transaction is submitted to our Nominating and Corporation Governance Committee for consideration. The Nominating and Corporation Governance Committee may only approve or ratify those transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Nominating and Corporation Governance Committee determines in good faith.

As required under SEC rules, we disclose in our proxy statement any transactions determined to be directly or indirectly material to us or a related person. One reportable transaction occurred in 2007. Dr. David Hsia, the brother-in-law of Dr. Chao, our chairman and former chief executive officer, was employed by us as Senior Vice President, Scientific Affairs. In 2007 we paid Dr. Hsia $327,524 in salary, $128,826 as a cash incentive award and awarded him 4,000 shares of restricted stock.

STOCKHOLDERS’ PROPOSALS FOR THE 2009 ANNUAL MEETING

We expect to hold the 2009 Annual Meeting of Stockholders on May 8, 2009. Under Rule 14a-8 of the Exchange Act, stockholder proposals to be included in the proxy statement for the 2009 Annual Meeting of Stockholders must be received by our Secretary at its principal executive offices no later than December 8, 2008 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our Bylaws provide that rather than including a proposal in our proxy statement as discussed above, a stockholder may commence his or her own proxy solicitation for the 2009 Annual Meeting of Stockholders or may seek to nominate a candidate for election as a director. Additionally, a stockholder may propose business for consideration at such meeting by delivering written notice to our Secretary at our principal executive offices not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, the stockholder must provide written notice to our Secretary no later than February 28, 2009 and no earlier than February 8, 2009 in order to provide timely notice. Such notice must contain information required in our Bylaws.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

By Order of the Board of Directors

David A. Buchen,
Secretary

Corona, California
April 4, 2008

WATSON PHARMACEUTICALS, INC. 311 BONNIE CIRCLE CORONA, CA 92880
VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Watson Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Watson Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: WATSN1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WATSON PHARMACEUTICALS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the A VOTE “FOR ALL NOMINEES” IS RECOMMENDED BY number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS. Vote on Directors 0 0 0
1. Election of the following nominees as Directors:
Nominees: 01) Paul M. Bisaro 02) Michael J. Fedida 03) Albert F. Hummel 04) Catherine M. Klema
Vote on Proposal A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS. For Against Abstain 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2008 fiscal year. 0 0 0
THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY’S DIRECTORS RECOMMEND A VOTE FOR ALL THREE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR ALL FOUR NOMINEES FOR DIRECTOR AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. For address changes and/or comments, please check this box and write them on the back where indicated. 0 Please indicate if you plan to attend this meeting. 0 0
Yes No
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF
WATSON PHARMACEUTICALS, INC.
May 9, 2008
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report/Form 10K Wrap and Glossy Brochure are available at www.proxyvote.com.
WATSON PHARMACEUTICALS, INC.
311 BONNIE CIRCLE CORONA, CALIFORNIA 92880
PROXY-SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS — May 9, 2008
The undersigned hereby appoints Paul M. Bisaro and David A. Buchen, or either of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on May 9, 2008, and any adjournments or postponements thereof, with respect to the following as designated on the reverse side.
A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.
Address Changes/Comments: ___ ___ ___
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to signed on reverse side)